Exhibit 3.1(a)

CANADIAN UNDERWRITING AGREEMENT

October 30, 2002
Pengrowth Management Limited,
Pengrowth Energy Trust,
by its Manager, Pengrowth Management Limited, and
Pengrowth Corporation
Suite 1050, 202 – 6th Avenue S.W.
Calgary, Alberta
T2P 2R9

Dear Sirs:

Re: Primary Offering of Trust Units of Pengrowth Energy Trust

         RBC Dominion Securities Inc. (the “Lead Underwriter”), as lead managing underwriter and book-runner, BMO Nesbitt Burns Inc., CIBC World Markets Inc., TD Securities Inc., National Bank Financial Inc., Scotia Capital Inc., UBS Bunting Warburg Inc., HSBC Securities (Canada) Inc., Canaccord Capital Corporation, Raymond James Ltd., Dundee Securities Corporation, and FirstEnergy Capital Corp. (collectively, the “Underwriters”) understand that Pengrowth Energy Trust (the “Trust”) proposes to issue and sell 10,000,000 Trust Units (the “Firm Units”) of the Trust and to grant to the Underwriters an option (the “Over-Allotment Option”) to purchase up to an additional 1,500,000 Trust Units (the “Option Units”).

         The Underwriters understand that Pengrowth Management Limited (the “Manager”) is the manager of the Trust and provides administrative and other services to the Trust. The Underwriters also understand that the net proceeds from the sale of the Firm Units and any Option Units (collectively, the “Offered Units”) will be used as described in the Canadian Prospectus and the Registration Statement (as hereinafter defined) under the heading “Use of Proceeds”.

         It is understood and agreed to by all parties that the Trust, Pengrowth Corporation (the “Corporation”) and the Manager are concurrently entering into an agreement (the “U.S. Underwriting Agreement”) providing for the sale by the Trust of up to a total of 8,625,000 Trust Units (the “U.S. Units”), through arrangements with a syndicate comprised of the U.S. Underwriters (as hereinafter defined), for whom Lehman Brothers Inc. and RBC Dain Rauscher Inc. are acting as joint lead managers. Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the U.S. Underwriting Agreement are hereby expressly made conditional on each other. The Underwriters and the U.S. Underwriters are simultaneously entering into an inter-syndicate agreement (the “Inter-Syndicate Agreement”) which provides, among other things, for the

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transfer of shares of Trust Units between the two syndicates. Two forms of prospectuses are to be used in connection with the offering and sale of Trust Units contemplated by the foregoing, one relating to the Offered Units hereunder and the other relating to the U.S. Units. The latter form of prospectus will be identical to the former except for certain substitute pages included in the U.S. Prospectus as described in the Registration Statement. Except as the context may otherwise require, references hereinafter to the Offered Units shall include all the Trust Units which may be sold pursuant to either this Agreement or the U.S. Underwriting Agreement.

         Based upon the foregoing and subject to the terms, conditions, representations and warranties contained herein, the Underwriters severally and not jointly, in the respective percentages hereinafter set forth in section 19.1, offer to purchase from the Trust and, by its acceptance hereof, the Trust agrees to sell to the Underwriters at the Closing Time all, but not less than all, of the Firm Units for a purchase price (the “Unit Price”) of $14.00 per Firm Unit, being an aggregate purchase price of $140,000,000 (the “Purchase Price”), which Purchase Price shall be payable by the Underwriters at the Closing Time.

         In consideration of the Underwriters’ agreement to purchase the Firm Units, the Trust hereby grants to the Underwriters the Over-Allotment Option, exercisable in whole or in part, solely in order to cover over-allotments, if any, at any time until noon (Calgary time) on the day that is the 30th day following the Closing Date, to purchase from the Trust the Option Units at the Option Closing Time for a purchase price per Option Unit equal to the Unit Price (in aggregate, the “Option Purchase Price”). The notice (the “Option Notice”) exercising the Over-Allotment Option shall be given by the Underwriters to the Trust by facsimile or delivery in the manner set forth in section 20 and shall specify the number of Option Units in respect of which the Over-Allotment Option is exercised. Upon the furnishing of the Option Notice, the Underwriters shall be committed to purchase and the Trust shall be obligated to sell, in accordance with the provisions hereof, the number of Option Units specified in the Option Notice.

         The Trust will not be responsible for the payment of the December 15, 2002 distribution on Option Units in respect of which the Over-Allotment Option is exercised after the record date therefor. The Underwriters agree that any responsibility for the payment of such distributions will be for the account of the Underwriters in the proportion to the percentage set forth opposite the name of each of the Underwriters in section 19.1.

         In further consideration of the Underwriters’ agreement to purchase the Firm Units and in consideration of the services to be rendered by the Underwriters in connection with their purchase of the Firm Units, the Trust shall pay or cause to be paid to the Underwriters at the Closing Time Underwriters’ Commission of $0.77 (the “Commission Rate”) per Firm Unit, being an aggregate commission of $7,700,000, against receipt of the Purchase Price. In consideration of the Underwriters’ agreement to purchase some or all of the Option Units on exercise of the Over-Allotment Option, the Trust shall pay or cause to be paid to the Underwriters at the Option Closing Time Underwriters’ Commission at the Commission Rate per Option Unit purchased by the Underwriters against receipt of the Option Purchase Price.

         For greater certainty, the services provided by the Underwriters in connection herewith will not be subject to the Goods & Services Tax provided for under the Excise Tax Act (Canada) and taxable supplies provided will be incidental to the exempt financial services provided.

         The Underwriters may, at their sole discretion, engage sub-agents to act on their behalf and offer such agents any part of the Underwriters’ Commission. The Underwriters shall not be under any obligation to engage any sub-agent. To the extent that the Underwriters engage sub-agents to act on their behalf, the Underwriters shall obtain undertakings from such sub-agents to

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offer the Offered Units for sale to the public only as permitted by the Securities Laws and upon the terms and conditions set forth in the Canadian Prospectus, the Registration Statement and as set forth herein.

         The terms and conditions of the agreement among the Trust, the Manager, the Corporation and the Underwriters are as set forth below.

Terms and Conditions

1.     Definitions and Interpretation

1.1   In this Agreement, unless the context otherwise requires:

“1940 Act” has the meaning given in section 2.7(i);

“affiliate” shall have the meaning ascribed thereto in the Business Corporations Act (Alberta);

“Agreement” and similar expressions mean and refer to the agreement among the Trust, the Manager, the Corporation and the Underwriters resulting from the acceptance by the Trust, the Manager and the Corporation of the offer made by the Underwriters by this letter and not to any particular section, paragraph or other part of this Agreement;

"Auditor” means KPMG LLP, Chartered Accountants, auditor of the Trust;

“B.C. Asset Agreements” has the meaning given in section 6.1;

“B.C. Asset Package” has the meaning given in the Canadian Prospectus;

“Business Day” means any day of the year other than a Saturday, Sunday or statutory holiday, on which banks are open for business in Calgary, Alberta and New York, New York;

“Canadian Final PREP Prospectus” has the meaning given in section 2.1(b);

“Canadian Preliminary Prospectus” has the meaning given in Section 2.1(a);

“Canadian Prospectus” has the meaning given in section 2.1(d);

“Canadian Supplemented PREP Prospectus” has the meaning given in section 2.1(c);

“Canadian Tax Act” means the Income Tax Act (Canada);

“Claim” shall have the meaning ascribed thereto in section 12.1;

“Closing” means the completion of the sale by the Trust of the Firm Units and the purchase thereof by the Underwriters pursuant to this Agreement;

“Closing Date” means November 6, 2002 or such other date as the parties hereto may mutually agree upon in writing, provided that in no event shall the Closing occur later than November 20, 2002;

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“Closing Time” means 6:45 a.m. (Calgary time) or such other time on the Closing Date as the parties hereto may mutually agree;

“Confidentiality Agreement” has the meaning given in section 6.1(p);

“CSA” means the Canadian Securities Administrators;

“Current Documents” shall have the meaning ascribed thereto in paragraph 4.3(a);

“Development” shall have the meaning ascribed thereto in paragraph 4.3(a);

“Distribution” means “distribution” or “distribution to the public”, as the case may be, as those terms are defined under relevant Securities Laws and “Distribute” has a corresponding meaning;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“Exchanges” means the Toronto Stock Exchange and the New York Stock Exchange;

“Financial Information” means, collectively: (i) the audited consolidated balance sheets of the Trust as at December 31, 2001, 2000 and 1999, the consolidated statements of income and distributable income, unitholders’ equity and cash flow of the Trust for the years then ended, the notes thereto and the auditor’s report thereon, (ii) the unaudited comparative consolidated balance sheet of the Trust as at June 30, 2002, the comparative consolidated statements of income and distributable income, unitholders’ equity and cash flow of the Trust for the three and six month periods ended June 30, 2002 and the notes thereto, (iii) the statement of reconciliation of financial statements of the Trust for the three and six month periods ended June 30, 2002 to U.S. generally accepted accounting principles, (iv) the unaudited pro forma consolidated balance sheet of the Trust as at June 30, 2002, pro forma combined statements of income and distributable income for the six month period ended June 30, 2002 and the year ended December 31, 2001, the notes thereto and the compilation report thereon and (v) the audited schedule of revenues and expenses pertaining to the New B.C. Properties (as defined in the Canadian Prospectus) for the for the six month period ended June 30, 2002 and the year ended December 31, 2001 and the notes thereto;

“Indemnified Parties” has the meaning given in section 12.1;

“Indemnitors” has the meaning given in section 12.1;

“Intellectual Property” has the meaning given in section 6.1(ee);

“Lead Underwriter” means RBC Dominion Securities Inc.;

“Management Agreement” means the management agreement made effective April 23, 2002 among the Manager, the Trust, the Corporation and the Trustee;

“Material Adverse Effect” has the meaning given in section 6.1(bb);

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“material change” means any change in respect of the affairs of the Trust, the Corporation or the Manager or its or their respective business, operations or capital that would reasonably be expected to have a significant effect on the market price or value of any of the Trust Units or affect the ability of the Manager to manage the Trust or the Corporation and includes a decision to implement such a change made by the board of directors of the Corporation or by the board of directors or senior management of the Manager (if members of such management believe that confirmation of such decision by the board of directors of the Corporation is probable);

“material fact” means, in relation solely to the Trust Units or any one or more of the Canadian Preliminary Prospectus, the Canadian Prospectus and the Registration Statement, a fact that significantly affects or would reasonably be expected to have a significant effect on the market price or value of the Trust Units;

“misrepresentation” means, with respect to circumstances in which the Securities Laws of a jurisdiction are applicable, a misrepresentation as defined under the Securities Laws of that jurisdiction and, if not so defined or in circumstances in which no particular provincial laws are applicable, a misrepresentation as defined under the Securities Act (Alberta);

“MRRS Procedures” means the mutual reliance review system described under National Policy 43-201 – Mutual Reliance Review System for Prospectuses and Annual Information Forms, as currently in effect;

“NASD” has the meaning given in section 6.1(dd);

“New B.C. Properties” has the meaning given in the Canadian Prospectus;

“Option Closing” means the completion of the sale by the Trust of the Option Units and the purchase thereof by the Underwriters pursuant to this Agreement;

“Option Closing Date” means the date specified in the Option Notice for the purchase by the Underwriters of the Option Units in respect of which the Over-Allotment Option is executed;

“Option Closing Time” means 6:45 a.m. (Calgary time) or such other time on the Option Closing Date as the parties hereto may mutually agree;

“Permitted Encumbrances” means:

(a)	any overriding royalties, net profit interests and other similar burdens and any preferential rights of purchase or any similar restriction applicable to any assets;

(b)	the terms and conditions of any leases and other agreements relating to any properties;

(c)	the right reserved to or vested in any grantor, government or other public authority by the term of any lease or by any governmental regulations applicable to any properties to terminate any lease;

(d)	easements, rights of way, servitudes or other similar rights in land;

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(e)	the right to levy taxes on oil and gas or the income or revenue therefrom and other governmental requirements;

(f)	mechanics’, builders’, materialmen’s and like liens in respect of services rendered or goods supplied for which payment is not due or is being diligently contested in good faith;

(g)	the reservations, limitations, provisos and conditions in any grants or transfers from a province of any properties or interests therein, and statutory exceptions to title;

(h)	agreements and plans relating to pooling or unitization;

(i)	provisions for penalties or forfeitures under agreements as a consequence of non-participation in operations.

“PREP Information” has the meaning given in section 2.1(c);

“PREP Procedures” means the procedures for post-receipt pricing under National Instrument 44-103 — Post-Receipt Pricing, as currently in effect;

“Qualifying Authorities” means, collectively, the applicable securities commissions or similar securities regulatory authorities in each of the Qualifying Provinces;

“Qualifying Provinces” means all provinces and territories of Canada;

“Registration Statement” has the meaning given in section 2.1(d);

“Reserve Report” has the meaning given in section 6.1(z);

“Reviewing Authority” has the meaning given in section 2.1(a);

“Royalty Indenture” means the amended and restated indenture dated April 23, 2002 between the Corporation and the Trustee providing for the issuance by the Corporation of royalty units, as amended from time to time, and “Royalty Units” means such royalty units;

“SEC” means the United States Securities and Exchange Commission;

“SEC Rules and Regulations” means the published rules and regulations of the SEC;

“Securities Act” has the meaning given in section 2.1(a);

“Securities Laws” means, collectively, all applicable securities laws of each of the Qualifying Provinces and the United States and the respective regulations, rules, policies and orders thereunder together with all applicable published orders and rulings of the Qualifying Authorities or the SEC;

“Selling Firms” shall have the meaning ascribed thereto in section 10.1;

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“Short Form Prospectus System” means the system described in National Instrument 44-101 — Short Form Prospectus Distributions, as currently in effect;

“Supplementary Material” has the meaning given in section 2.1(d);

“Tax Opinions” means the opinion of Bennett Jones LLP and the opinion of Fraser Milner Casgrain LLP summarizing the principal Canadian federal income tax consequences applicable to the purchasers of the Offered Units and the opinion of Carter, Ledyard & Milburn as to the material United States income tax consequences to holders of Trust Units;

“to the best of the knowledge, information and belief” means, unless otherwise expressly stated, a statement of the declarant’s knowledge of the facts or circumstances to which such phrase relates, after having made due inquiries and investigations in connection with such facts and circumstances;

“Trust Indenture” means the amended and restated indenture dated April 23, 2002 between the Corporation and the Trustee providing for the creation and governance of the Trust;

“Trust Units” means units of the Trust, each Trust Unit representing an equal undivided beneficial interest in the Trust;

“Trustee” means Computershare Trust Company of Canada, a trust company duly registered to carry on business in all of the Qualifying Provinces;

“U.S. Preliminary Prospectus” has the meaning given in section 2.1(a);

“U.S. Prospectus” has the meaning given in section 2.1(d);

“U.S. Supplemented Prospectus” has the meaning given in section 2.1(c);

“U.S. Underwriters’” means collectively, Lehman Brothers Inc., RBC Dain Rauscher Inc., UBS Warburg LLC, McDonald Investments Inc. and Raymond James & Associates, Inc.;

“Underwriters’ Commission” means the commission payable by the Trust to the Underwriters hereunder and is equal to the Commission Rate per Firm Unit and per Option Unit in respect of which the Over-Allotment Option is exercised;

“Underwriters’ Expenses” shall have the meaning ascribed thereto in section 14.2;

“Underwriters’ Information” means the information referred to in section 23.1;

“Unitholder” means a holder of Trust Units.

1.2	The division of this Agreement into sections, paragraphs and clauses and the provision of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to articles, sections, sections, paragraphs,

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clauses or schedules are to articles, sections, sections, paragraphs, clauses or schedules of this Agreement.

1.3	Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, trusts, corporations, governments and governmental authorities and vice versa.

2.	Qualification and Offering for Sale.

2.1	Each of the Trust, the Corporation and the Manager jointly and severally represent, warrant and covenant to each of the Underwriters that:

(a)	The Trust has prepared and filed with the Alberta Securities Commission (the “Reviewing Authority”) and the other Qualifying Authorities a preliminary short form prospectus in the English and French languages dated October 16, 2002 (the “Canadian Preliminary Prospectus”) in accordance with the Securities Laws of the Qualifying Provinces and the rules, regulations, blanket orders and notices made thereunder and the local, uniform and national policies published by the Qualifying Authorities and received in respect thereof a decision document in accordance with the MRRS Procedures. The Reviewing Authority is the designated authority regulating the offering of the Offered Units under the MRRS Procedures. The Trust and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the Short Form Prospectus System. The Trust and the transactions contemplated by this Agreement are eligible to use the PREP Procedures and the Trust has filed the Canadian Preliminary Prospectus with the Reviewing Authority and each of the Qualifying Authorities in accordance with such procedures. The Trust has also prepared and filed with the SEC a registration statement on Form F-10 (File No. 333-100594) which includes the Canadian Preliminary Prospectus in the English language with such changes and deletions therefrom and additions thereto as are permitted or required by Form F-10 (“Form F-10”) under the U.S. Securities Act of 1933, as amended, and the SEC Rules and Regulations (collectively, the “Securities Act”), which is referred to herein as the “U.S. Preliminary Prospectus”, in accordance with the provisions of the Securities Act. The Trust and the transactions contemplated by this Agreement meet the general eligibility requirements for the use of Form F-10.

(b)	The Trust has also prepared and filed (1) with the Qualifying Authorities a final short form prospectus complying with Canadian Securities Laws relating to the Offered Units in the English and French languages, as applicable (the “Canadian Final PREP Prospectus”) omitting the PREP Information (as hereinafter defined) in accordance with the PREP Procedures and received in respect thereof a decision document in accordance with the MRRS Procedures and (2) with the SEC an amendment to such registration statement, including the Canadian Final PREP Prospectus in the English language (with such changes and deletions therefrom and additions thereto as are permitted or required by Form F-10 and the

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SEC Rules and Regulations), omitting the PREP Information, which most recent amendment became effective on filing therewith.

(c)	The Trust will prepare and file, promptly, and in any event no later than the first business day after the execution and delivery of this Agreement, (1) with the Qualifying Authorities, in accordance with the MRRS Procedures and with the PREP Procedures, a supplemented prospectus setting forth the PREP Information in the English and French languages, as applicable (the “Canadian Supplemented PREP Prospectus”) in a form approved by the Underwriters, and (2) with the SEC, in accordance with General Instruction II.L. of Form F-10, the Canadian Supplemented PREP Prospectus in the English language with such changes and deletions therefrom and additions thereto as are permitted or required by Form F-10 and the SEC Rules and Regulations (the “U.S. Supplemented Prospectus”) in a form approved by the Underwriters. The information included in the Canadian Supplemented PREP Prospectus that is omitted from the Canadian Final PREP Prospectus in accordance with the PREP Procedures but that is deemed under the PREP Procedures to be incorporated by reference into the Canadian Final PREP Prospectus as of the date of the Canadian Supplemented PREP Prospectus is referred to herein as the “PREP Information.”

(d)	The registration statement on Form F-10, including the exhibits thereto, if any, and the documents incorporated by reference therein, as amended at the time it became effective and including the PREP Information, is herein called the “Registration Statement.” The prospectus included in the Registration Statement at the time it became effective, including the documents incorporated by reference therein, is hereinafter referred to as the “U.S. Prospectus”, except that when the U.S. Supplemented Prospectus is furnished to the Underwriters (whether or not such prospectus is yet required to be filed under the Securities Act), the term “U.S. Prospectus” shall refer to such U.S. Supplemented Prospectus, including the documents incorporated by reference therein. The Canadian Final PREP Prospectus for which a receipt has been obtained from the Qualifying Authorities (or a MRRS decision document has been issued in respect thereof), including documents incorporated by reference therein, is herein referred to as the “Canadian Prospectus”, except that, when a Canadian Supplemented PREP Prospectus is (1) furnished to the Underwriters for use in connection with offering of the Offered Units in Canada or (2) filed with the Qualifying Authorities, the term Canadian Prospectus shall refer to such Canadian Supplemented PREP Prospectus, including the documents incorporated by reference therein. Any amendment to the Canadian Prospectus, any amended or supplemental prospectus or auxiliary material, information, evidence, return, report, application, statement or document that may be filed by or on behalf of the Trust under the securities laws of the Qualifying Provinces prior to the Closing Date (as hereinafter defined) or, where such document is deemed to be incorporated by reference into the Canadian Final PREP Prospectus or the Canadian Supplemented PREP Prospectus, prior to the expiry of the period of distribution of the Offered Units in Canada is referred to herein collectively as the

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“Supplementary Material.” The Trust has prepared and filed with the SEC an appointment of agent for service of process upon the Trust on Form F-X in connection with the filing of the Registration Statement. In the event that the Trust opts out of the PREP Procedures prior to filing a base PREP prospectus and instead files a prospectus, such prospectus filed shall constitute the Canadian Prospectus, the Canadian Final PREP Prospectus and the Canadian Supplemented PREP Prospectus.

2.2	Each of the Trust, the Corporation and the Manager agree to comply with all disclosure requirements of all applicable Securities Laws subsequent to the date of the U.S. Prospectus and Canadian Prospectus and prior to the termination of the offering of the Offered Units by the Underwriters.

2.3	Until the Distribution of the Offered Units shall have been completed (or, in any event, not later than 45 days following the Closing Date), the Trust shall promptly take or cause to be taken all additional steps and proceedings that from time to time may reasonably be required under the applicable laws of the Qualifying Provinces to continue to qualify the Offered Units for Distribution.

2.4	Each of the Trust, the Manager and the Corporation shall co-operate in all respects with the Underwriters to allow them to participate fully in the preparation of the documentation required for the Distribution of the Offered Units and shall allow the Underwriters to conduct all due diligence investigations which they may reasonably require to fulfil their obligations as underwriters and to enable the Underwriters to responsibly sign any certificate required to be signed by the Underwriters in such documentation. Each of the Trust, the Manager and the Corporation shall furnish to the

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Underwriters all the information relating to each of the Trust, the Manager and the Corporation and its business and affairs as is required for the preparation of the Canadian Preliminary Prospectus, the Canadian Prospectus, the Registration Statement and other documentation to be filed in connection with the Distribution of the Offered Units in order to satisfy disclosure requirements under the Securities Laws.

2.5	The Underwriters shall deliver to the Trust within two Business Days of the date of filing the Canadian Prospectus duly completed and executed SEDAR Form 6’s for each person who has executed the Canadian Prospectus on behalf of the Underwriters.

2.6	Each Underwriter severally agrees that if it is not registered as a broker-dealer under Section 15 of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) it will not offer or sell any Offered Units in, or to persons who are nationals or residents of, the United States other than through one of its United States registered broker-dealer affiliates or otherwise in compliance with the Exchange Act. Sales of Offered Units in Canada may be made only by an Underwriter that is either registered in the appropriate category or exempt from registration under applicable Canadian Securities Laws or by its appropriately registered Canadian affiliate or agent.

2.7	Each of the Trust, the Corporation and the Manager, jointly and severally, covenant and agree with the several Underwriters that:

(a)	Each of the Trust and the Corporation will advise the Underwriters promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the SEC or any of the Qualifying Authorities, (C) of any request of the SEC or any of the Qualifying Authorities for amendment of the Registration Statement or for supplement to the U.S. Prospectus or the Canadian Prospectus or for any additional information, and (D) of the issuance by the SEC, the Reviewing Authority or the Qualifying Authorities of any stop order or cease trade order suspending the effectiveness of the Registration Statement or the use of the U.S. Prospectus, Canadian Prospectus or preventing the distribution of the Offered Units or of the institution of any proceedings for that purpose. Each of the Trust and the Corporation will use their commercially reasonable efforts to prevent the issuance of any such stop order or cease trade order preventing or suspending the use of the U.S. Prospectus or the Canadian Prospectus or preventing the distribution of the Offered Units and to obtain as soon as possible the lifting thereof, if issued.

(b)	Each of the Trust and the Corporation will cooperate with the Underwriters in endeavouring to qualify the Offered Units for sale under the Securities Laws of the Qualifying Provinces and the states of the United States as the Underwriters may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided that the Trust shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Trust and the Corporation will, from time to time, prepare and file such statements, reports,

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and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Underwriters may reasonably request for distribution of the Offered Units.

(c)	The Trust will deliver to the Underwriters at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Underwriters such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), including documents incorporated by reference therein, and of all amendments thereto, as the Underwriters may reasonably request.

(d)	Each of the Trust and the Corporation will comply with the Securities Laws so as to permit the completion of the distribution of the Offered Units as contemplated in this Agreement, the Canadian Prospectus, and the Registration Statement. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Trust or the Corporation or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Canadian Prospectus or the Registration Statement in order to make the statements therein, in the light of the circumstances existing at the time the Canadian Prospectus or the Registration Statement is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Canadian Prospectus or the Registration Statement to comply with the requirements of the Securities Laws, the Trust will promptly prepare and file with the SEC and the Qualifying Authorities an appropriate amendment to the Registration Statement, the U.S. Prospectus and the Canadian Prospectus.

(e)	The Trust will make generally available to its Unitholders, as soon as it is practicable to do so, but in any event not later than 19 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Securities Act and Rule 158 of the SEC Rules and Regulations and will advise the Underwriters in writing when such statement has been so made available. The Trust will cause each annual report distributed to holders of Trust Units of the Trust to comply with Rule 2810(b)(5) of the National Association of Securities Dealers, Inc.

(f)	Prior to the Closing Date, each of the Trust and the Corporation will furnish to the Underwriters, as soon as they have been prepared by or are available to them, a copy of the unaudited interim financial statements, if any, for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement, the U.S. Prospectus and the Canadian Prospectus.

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(g)	The Trust will use its best efforts to satisfy the conditions to listing the Offered Units on the New York Stock Exchange and The Toronto Stock Exchange referred to in section 6.1(k).

(h)	The Trust shall apply the net proceeds of its sale of the Offered Units as set forth in the Canadian Prospectus and the Registration Statements under the heading “Use of Proceeds”.

(i)	The Trust shall not invest, or otherwise use the proceeds received by the Trust from its sale of the Offered Units, in such a manner as would require the Trust to register as an Investment Company under the U.S. Investment Company Act of 1940 (the “1940 Act”).

(j)	The Trust will maintain a transfer agent in accordance with the rules of each of the New York Stock Exchange and the Toronto Stock Exchange and, if necessary under the jurisdiction of organization of the Trust, a registrar for the Trust Units.

(k)	None of the Trust, the Corporation and the Manager will take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of the Trust Unit.

(l)	Each of the Trust and the Corporation acknowledge that the Underwriters may engage in passive market making transactions in the Offered Units on the New York Stock Exchange in accordance with Regulation M under the Exchange Act and on the Toronto Stock Exchange in accordance with the Canadian Securities Laws and the rules and by-laws of the Toronto Stock Exchange.

(m)	The Trust and the Manager will use their reasonable best efforts to monitor all aspects of the Trust’s affairs relevant to its continuing qualification as a “mutual fund trust,” and a “unit trust” for purposes of the Canadian Tax Act, and will promptly notify the Underwriters upon its becoming aware of any circumstance that may cause the Trust to fail to continue to so qualify.

(n)	The Trust will not at any time be maintained primarily for the benefit of non-resident persons (within the meaning of the Canadian Tax Act) and the Trust and the Manager will use their reasonable best efforts to ensure that a majority of the Trust Units are at all times held by residents of Canada within the meaning of the Canadian Tax Act. The Trust will at all times restrict its activities such that its only undertaking will be the investing of its funds in property other than real property (or interests in real property) and in which a mutual fund trust is permitted to invest under the Canadian Tax Act or any advance ruling that the Trust has obtained from Canada Customs and Revenue Agency.

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3.	Deliveries of Prospectuses and Related Documents.

3.1	The Trust shall deliver or cause to be delivered to the Underwriters the documents set out below at the respective times indicated:

(a)	as soon as they are available, and in any event no later than October 31, 2002, copies of the English and French language versions of the Canadian Prospectus, signed as required by the laws of the Qualifying Provinces, including, in each case, copies of any Supplementary Material which have not previously been delivered to the Underwriters;

(b)	as soon as they are available, and in any event no later than October 31, 2002, the U.S. Prospectus including copies of any Supplementary Material which have not previously been delivered to the Underwriters;

(c)	as soon as they are available, copies of the English and French language versions, as applicable, of any Supplementary Material, signed as required by the Securities Laws of the Qualifying Provinces and including, in each case, copies of any documents or information incorporated by reference therein which have not been previously delivered to the Underwriters;

(d)	at the time of the delivery to the Underwriters pursuant to this section 3.1 of the French language version of the Canadian Prospectus:

(i)	an opinion of counsel in Québec, reasonably satisfactory in form and substance to the Underwriters and addressed to the Underwriters and the Trust and dated the date of the Canadian Prospectus to the effect that the English and French versions thereof and of any documents incorporated therein by reference (except for any financial statements and Financial Information which are the subject of the opinion of the Auditor referred to in clause 3.1(d)(ii), as to which no opinion need be expressed by Québec counsel) are not susceptible of any materially different interpretations with respect to any material matter contained therein, and

(ii)	an opinion of the Auditor, reasonably satisfactory in form and substance to the Underwriters and addressed to the Underwriters and the Trust and dated the date of the Canadian Prospectus to the effect that the French

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version of the financial statements and Financial Information set forth therein or incorporated therein by reference and as to which no opinion has been expressed by Québec counsel is in all material respects a complete and proper translation of the English version thereof; and

(e)	at the time of delivery to the Underwriters pursuant to this section 3.1 of the Canadian Prospectus and the U.S. Prospectus, a comfort letter from the Auditor, dated the date of the Canadian Prospectus and the U.S. Prospectus, reasonably satisfactory in form and substance to the Underwriters and addressed to the Underwriters, with respect to the financial and accounting information contained in or incorporated by reference into the Canadian Prospectus and the Registration Statement, which comfort letter shall be based on a review by the Auditor having a cut-off date not more than two Business Days prior to the date of the comfort letter and shall be in addition to any comfort letter which must be filed with the Qualifying Authorities pursuant to the Securities Laws.

3.2	Opinions or comfort letters similar to the foregoing shall be provided to the Underwriters with respect to any Supplementary Material filed pursuant to section 4.3 and any other relevant document that may be translated into the French language at the time the same is presented to the Underwriters for their signature or, if the Underwriters’ signatures are not required, at the time the same is filed. All such opinions or comfort letters shall be in form and substance satisfactory to the Underwriters and their counsel, acting reasonably.

4.	Representations Relating to the Canadian Preliminary Prospectus, the Canadian Prospectus and the Registration Statement and Other Deliveries.

4.1	The delivery by the Trust to the Underwriters of the documents referred to in paragraphs 3.1(a), 3.1(b) and 3.1(c) shall constitute, on the part of each of the Trust, the Manager and the Corporation:

(a)	a representation and warranty to, and covenant and agreement with, the Underwriters that, at the respective times of such delivery, all the information and statements contained or incorporated by reference therein (except any information and statements which constitute Underwriters’ Information, or which are modified by or superseded by information or statements contained in the Canadian Prospectus and modified Registration Statement or any Supplementary Material, as the case may be) at the respective dates of delivery thereof and all times subsequent thereto during the Distribution of the Offered Units are true and correct in all material respects, contain no material misrepresentation, constitute full, true and plain disclosure of all material facts relating to the Trust, the Manager, the Corporation and the Offered Units as of the date of delivery and that no fact or information has been omitted therefrom which is required to be stated therein or necessary to make the statements or information therein not misleading in light of the circumstances in which they were made and that such documents contain in all material respects the disclosure required by, and fully comply and conform in all material respects to the requirements of, the Securities Laws; and

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(b)	a joint and several representation and warranty to the Underwriters that, except as has been publicly disclosed, there has been no intervening material change (actual, proposed or prospective, whether financial or otherwise), from the date of the Canadian Preliminary Prospectus, the Canadian Prospectus, the Registration Statement and any Supplementary Material to the time of delivery thereof, in the affairs, operations, assets, liabilities (contingent or otherwise), or ownership of the Trust, the Corporation or the Manager, to the extent (if any) to which it affects the ability of the Manager to manage the Trust and the Corporation.

4.2	Each of the Trust, the Manager and the Corporation consents to the Underwriters’ use of the Canadian Preliminary Prospectus, the Canadian Prospectus, the Registration Statement and any Supplementary Material for the offering and Distribution of the Offered Units in compliance with the provisions of this Agreement.

4.3	(a)	At any time from the date hereof until the completion of the Distribution of the Offered Units, each of the Manager and the Corporation will promptly notify the Lead Underwriter, on behalf of the Underwriters, in writing of the full particulars of any of the following (each, a “Development”):

(i)	any material change, occurrence or development (actual, anticipated, contemplated or threatened) in or affecting the business, financial condition, affairs, assets, liabilities (contingent or otherwise), operations, revenue, control or capital of the Trust, the Corporation or affecting the ability of the Manager to manage the Trust and the Corporation;

(ii)	any material change, occurrence or development (actual, anticipated, contemplated or threatened) in any matter contained or referred to in the Canadian Preliminary Prospectus, the Canadian Prospectus, the Registration Statement or any Supplementary Material, as they exist immediately prior to such change, occurrence or development; or

(iii)	any material fact or matter which has arisen and would have been required to have been stated in the Canadian Preliminary Prospectus, the Canadian Prospectus, the Registration Statement or any Supplementary Material had the fact arisen on or prior to the date of the Canadian Preliminary Prospectus, the Canadian Prospectus, the Registration Statement or any Supplementary Material, respectively, which Development, in any such case, is, or may be, of such a nature as to render any or all of the Canadian Preliminary Prospectus, the Canadian Prospectus, the Registration Statement and any Supplementary Material, as they exist taken together in their entirety immediately prior to any such Development (collectively, at such time, the “Current Documents”), untrue, false or misleading in any material respect or which would result in the Current Documents containing a misrepresentation or which would result in any of the Current Documents not complying with Securities Laws or which Development

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would reasonably be expected to have a significant effect on the market price or value of the Trust Units.

(b)	In any case described in paragraph 4.3(a), the Corporation and the Manager shall cause the Trust to promptly, and in any event within any applicable time limitation, comply, to the satisfaction of the Underwriters and their counsel, acting reasonably, with all applicable filing and other requirements arising as a result of a Development under the applicable Securities Laws, if any, and under the rules of the Exchanges necessary to continue to qualify the Offered Units for Distribution.

(c)	The Corporation and the Manager shall not cause the Trust to file any amendment to the Canadian Prospectus or Supplement to the Registration Statement or Supplementary Material without first obtaining the written approval of the Underwriters thereto which approval shall not be unreasonably withheld (to be evidenced by their signatures thereon, if applicable) and consulting with the Underwriters and their counsel as to the form and content thereof.

(d)	If prior to the completion of the Distribution of the Offered Units there is any change in any Securities Laws or other laws which results in any requirement to file Supplementary Material, then the Corporation and the Manager shall cause the Trust to prepare and file, as soon as possible, to the satisfaction of counsel to the Underwriters, acting reasonably, such Supplementary Material with the appropriate Qualifying Authority and the SEC where such filing is required.

(e)	As soon as practicable and in any event prior to making any filing referred to in this section 4.3, the Corporation and the Manager shall in good faith discuss with the Underwriters any development or change in circumstances (actual, anticipated, contemplated or threatened) or misstatement which is of such a nature that there may be reasonable doubt whether written notice need be given to the Underwriters under the provisions of this section 4.3.

5.	Commercial Copies.

5.1	The Trust shall, as soon as possible but in any event not later than 12:00 noon (local time) on October 31, 2002 and within 48 hours after the execution of any Supplementary Material in connection with the Canadian Prospectus, cause to be delivered to the Underwriters without charge commercial copies of the Canadian Supplemented PREP Prospectus or such Supplementary Material (both English and French versions) in such numbers and in such cities as the Underwriters may reasonably request by oral instructions given to the Trust or the printer not later than noon (Calgary time) on October 30, 2002 in the case of the Canadian Prospectus, and not later than 12 hours prior to filing of any Supplementary Material.

5.2	The Trust shall cause to be provided to the Underwriters such number of copies of any Supplementary Material as the Underwriters may reasonably request for use in connection with the Distribution of the Offered Units. The Underwriters agree that they will not, directly or indirectly, use or distribute the Canadian Preliminary Prospectus, the

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Canadian Prospectus, the Registration Statement or any Supplementary Material, nor offer, sell or deliver any of the Offered Units in any country or jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof in all material respects.

6.	Representations, Warranties and Covenants.

6.1	The Trust and the Corporation. Each of the Trust and the Corporation represents and warrants to the Underwriters, and acknowledges that the Underwriters are relying thereon in connection with the purchase of the Offered Units, that:

(a)	The Corporation has been duly incorporated and organized and is validly existing and in good standing under the laws of Alberta and has all requisite corporate power and authority to carry on its business as now conducted, to own, lease and operate its properties and assets as described in the Canadian Prospectus and to enter into this Agreement and the U.S. Underwriting Agreement and carry out the provisions hereof and thereof.

(b)	The Trust has been properly created and organized and is validly existing as a trust under the laws of the Province of Alberta. The Trustee has been duly appointed as the sole trustee of the Trust pursuant to the Trust Indenture. The Trustee has been authorized pursuant to the Trust Indenture to hold title to the property of the Trust, including the property of the Trust described in the Canadian Prospectus. The issuance of the Offered Units is authorized under the Trust Indenture and the Corporation is authorized to issue the Offered Units on behalf of the Trust.

(c)	1,100 common shares of the Corporation are outstanding, of which 1,000 are owned of record and beneficially by the Trust and 100 are owned of record and beneficially by the Manager.

(d)	Each of the Trust and the Corporation is conducting its business in all material respects in compliance with all applicable laws, rules and regulations of each jurisdiction in which its business is carried on and is duly licensed, registered or qualified in all jurisdictions in which it owns, leases or operates its property or carries on business to enable its business to be carried on as now conducted and its property and assets to be owned, leased and operated, and all such licenses, registrations and qualifications are valid and subsisting and in good standing.

(e)	Except as disclosed in the Canadian Prospectus, no person now has any agreement or option or right or privilege capable of becoming an agreement for the purchase, subscription or issuance of any unissued units, securities or warrants of any of the Trust or the Corporation except for holders, other than the Trust, of outstanding Royalty Units and pursuant to any option plans for directors, officers and employees of the Corporation, the Manager and the Trust currently in place.

(f)	All of the issued and outstanding Trust Units have been duly authorized and validly issued, are fully paid and non-assessable.

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(g)	Except as referred to in or contemplated by the Canadian Prospectus:

(i)	there has not been any material change in the share capital or long-term debt of the Trust and the Corporation since December 31, 2001,

(ii)	there has not been any material change in the business, business prospects, condition (financial or otherwise) or results of the operations of the Trust or the Corporation since December 31, 2001,

(iii)	the financial position of the Trust has not changed in any material adverse way from that disclosed in the audited balance sheet as at December 31, 2001 of the Trust incorporated by reference in the Canadian Prospectus;

(iv)	the financial position of the Corporation has not changed in any material adverse way from that disclosed in the audited 2001 balance sheet contained in the Corporation’s 2001 financial statements, and

(v)	the Trust and the Corporation have carried on business in the ordinary course since December 31, 2001.

(h)	There is no action, proceeding or investigation (whether or not purportedly by or on behalf of the Trust or the Corporation) pending or, to the knowledge of the Trust or the Corporation, threatened against or affecting the Trust, the Corporation at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board or agency, domestic or foreign, which in any material way adversely affects or may adversely affect the business, operations or condition of the Trust or the Corporation (financial or otherwise) or its property or assets or which questions or may question the validity of the issuance of the Offered Units or the related Royalty Units or any action taken or to be taken by the Trust, the Corporation or the Manager pursuant to or in connection with this Agreement or the U.S. Underwriting Agreement other than as disclosed in the Canadian Prospectus.

(i)	The Corporation has complied, in all material respects, with the terms and conditions of the Royalty Indenture.

(j)	Neither the Trust nor the Corporation is in default or breach of, and the execution, delivery, performance and compliance of or with the terms of this Agreement by each of the Trust and the Corporation and the sale of the Offered Units by the Trust, and the issuance of any related Royalty Units by the Corporation will not result in any breach of, or be in conflict with or constitute a default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a default under, any term or provision of the constating documents, by-laws or resolutions of the Trust or the Corporation, or any mortgage, note, indenture, contract, agreement, instrument, lease or other document to which the Trust or the Corporation is a party or by which it is bound or any judgment, decree, order, statute, rule or regulation applicable to the Trust or the Corporation, and no term or provision thereof materially adversely affects the business,

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operations or condition (financial or otherwise) of the Trust or the Corporation or either of their property or assets.

(k)	(i) the Trust is a “reporting issuer” not in material default under the Securities Laws in each of the Qualifying Provinces and has been so for at least 12 months in each of the Qualifying Provinces, (ii) the Trust is eligible to use the Short Form Prospectus System in each of the Qualifying Provinces and has had its 2001 Renewal AIF, as defined in NI-44-101-Short Form Prospectus Distributions, accepted for filing by each Qualifying Authority, (iii) the currently outstanding Trust Units are listed on the Exchanges and the Offered Units are conditionally approved for listing and posting for trading on the Exchanges, and (iv) there has been no material change in the affairs, assets, liabilities or obligations (absolute, contingent or otherwise) of the Trust or the Corporation not already publicly disclosed which requires disclosure under the Securities Laws or which has been disclosed on a confidential basis to the applicable Securities Commissions and which has not been generally disclosed to the public.
(l)	A syndicate of Canadian chartered banks has established in favour of the Corporation a committed revolving credit facility in the maximum principal amount of $425 million, a $35 million demand operating line of credit and $285 million of interim credit facilities, and as at October 29, 2002, the amount drawn under such credit facilities was approximately $600 million.
(m)	The Trust is not, and after giving effect to the offering and sale of the Offered Units contemplated by this Agreement and the U.S. Underwriting Agreement and the application of the net proceeds therefrom in the manner described in the Registration Statement will not be, an “investment company” within the meaning of that term under the 1940 Act.

(n)	The Trust has made an election under U.S. Treasury Regulation section 301.7701-3 to be classified as a partnership for U.S. federal tax purposes.

(o)	Neither the Corporation nor the Trust has any undisclosed tax liabilities, contingent or otherwise.
(p)	The confidentiality agreement (the “Confidentiality Agreement”) dated October 8, 2001 among Exxonmobil Canada Properties, Shell Canada Limited, Imperial Oil Resources, Mosbacher Operating Ltd., Sable Offshore Energy Inc., Emera Offshore Incorporated and the Corporation is a legal, valid and binding obligation enforceable by the Corporation, and the Corporation is in full compliance with the terms and conditions thereof. Pursuant to the terms of the Confidentiality Agreement, all confidential information material to the Corporation’s or the Trust’s interest in the Sable Island Offshore Project has been requested by the Corporation, to its knowledge, the Corporation has received all such information requested, and such information does not disclose any fact or circumstance relating to the

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Corporation’s or the Trust’s interest in the Sable Island Offshore Project that is required to be publicly disclosed and that has not previously been publicly disclosed.

(q)	The Trust is authorized to issue 500,000,000 Trust Units of which 90,398,323 will be issued and outstanding as at the close of business on October 29, 2002.

(r)	The Offered Units have been duly authorized for issuance and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive or similar rights of unitholders or any other person exist with respect to any of the Offered Units or the issue and sale thereof. Neither the filing of the Registration Statement or the Canadian Prospectus nor the offering or sale of the Offered Units as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration or qualification of any Trust Units.

(s)	The information set forth under the caption “Capitalization of Pengrowth Trust” in the Canadian Prospectus is true and correct. All of the Trust Units conform to the description thereof contained in the Canadian Prospectus. The form of certificates for the Offered Units conforms in all material respects to the laws of the jurisdiction of the Trust’s organization, the Trust Indenture, and the rules of the Toronto Stock Exchange and the New York Stock Exchange.

(t)	The SEC has not issued an order preventing or suspending the use of any prospectus relating to the proposed offering of the Offered Units nor instituted proceedings for that purpose. The Registration Statement, the U.S. Prospectus and any amendments or supplements thereto will contain all statements which are required to be stated therein by, and will conform to, the requirements of the Securities Act. The documents incorporated, or to be incorporated, by reference in the U.S. Prospectus, at the time filed with the SEC conformed or will conform, in all respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC thereunder. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Trust and the Corporation make no representations or warranties as to the Underwriters’ Information.

(u)	The Canadian Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of material fact; and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Trust and the Corporation make no representations or warranties as to the Underwriters’ Information.

(v)	The Financial Information presents fairly the financial position and the results of operations and cash flows of the entities and as at and for the dates and periods to which they relate. Except as relates to the reconciliation of financial information

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prepared in accordance with Canadian generally accepted accounting principles to U.S. generally accepted accounting principles, the Financial Information has been prepared in accordance with Canadian generally accepted accounting principles, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The reconciliations of financial information to U.S. generally accepted accounting principles contained in the Financial Information comply with the applicable accounting rules of the SEC. The summary financial and statistical data included in or incorporated by reference in the Canadian Prospectus presents fairly the information shown therein and such data has been compiled on a basis consistent with the Financial Information.

(w)	The pro forma financial information included in the Financial Information presents fairly the information shown therein, has been prepared in accordance with the Qualifying Authorities’ rules and guidelines with respect to pro forma financial statements, has been properly compiled on the pro forma bases described therein, and, in the opinion of the Manager, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

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(x)	Each of:

(i)	the Purchase and Sale Agreement among Calpine Canada Natural Resources Partnership, Calpine Corporation and the Corporation by which the Corporation acquired the B.C. Asset Package (the “B.C. Asset Acquisition Agreement”) and

(ii)	the Purchase and Sale Agreement between Progress Energy Ltd. (“Progress”) and the Corporation by which the Corporation agreed to sell certain assets from the B.C. Asset Package to Progress;

(together the “B.C. Asset Agreements”) is a legal, valid and binding agreement enforceable by the Corporation and the Corporation is in full compliance with the terms and conditions thereof.

(y)	Pursuant to the B.C. Asset Acquisition Agreement, the Corporation has acquired the B.C. Asset Package.

(z)	Neither the Trust nor the Corporation is aware of any defects, failures or impairments in the title of the Trust or the Corporation to its oil and natural gas properties which, in the aggregate, could have a material adverse effect on the quantity and pre-tax discounted present value of the estimated future net revenues from oil and natural gas reserves of the Corporation as shown in the reserve report of Gilbert Laustsen Jung Associates Ltd. relating to the Corporation’s reserves as at July 1, 2002 and referred to in the Canadian Prospectus (the “Reserve Report”).

(aa)	There has been no material adverse change to the Trust’s or the Corporation’s oil, natural gas liquids, natural gas or sulphur reserves reported on since the effective date of the Reserve Report, and the Reserve Report fairly presents the determination of the oil, natural gas liquids and natural gas of the Trust and the Corporation attributable to the properties evaluated in the Reserve Report and the production profile and costs associated therewith, as the date thereof.

\

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(bb)	Since the respective dates as of which information is given in the Canadian Prospectus, as they may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, liabilities, rights, operations, condition (financial or otherwise), or business prospects of the Trust and the Corporation taken together, whether or not occurring in the ordinary course of business (a “Material Adverse Effect”), and there has not been any material transaction entered into or any material transaction that is probable of being entered into by any of the Trust, the Corporation and the Trust, other than transactions in the ordinary course of business and changes and transactions described in the Canadian Prospectus, as it may be amended or supplemented. Neither of the Trust and the Corporation have material contingent obligations that are not disclosed in the Canadian Prospectus.

(cc)	Neither the Trust nor the Corporation is, or with the giving of notice or lapse of time or both, will be, in violation of or in default under (i) their charters or by-laws (or in the case of the Trust, the Trust Indenture) or (ii) under any agreement, lease, contract, indenture or other instrument or obligation to which they are a party or by which they, or any of their properties, are bound and which violation or default would have a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Trust and the Corporation taken together. The execution and delivery of this Agreement and the U.S. Underwriting Agreement and the consummation of the transactions herein or therein contemplated and the fulfillment of the terms hereof or thereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (i) any indenture, mortgage, deed of trust, creditor loan agreement or other agreement or instrument to which either of the Trust or the Corporation is a party or by which the Trust or the Corporation is or any of their respective properties is bound, or (ii) of the charters or by-laws of either of the Trust or the Corporation nor, in the case of the Trust, the Trust Indenture or (iii) any law, order, rule or regulation, judgment, order, writ or decree applicable to the Trust or the Corporation of any court or of any government, regulatory body or administrative agency or other governmental

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body having jurisdiction except solely with respect to clauses (i) and (iii) for such conflicts, breaches or defaults that would not singly, or in the aggregate, result in a Material Adverse Effect.

(dd)	Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Trust of this Agreement and the U.S. Underwriting Agreement and the consummation of the transactions herein or therein contemplated (except such additional steps as may be required by the SEC, the National Association of Securities Dealers, Inc. (the “NASD”) or such additional steps as may be necessary to qualify the Offered Units for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(ee)	Each of the Trust and the Corporation hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses; the Trust and the Corporation each own or possess the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (the “Intellectual Property”) necessary to carry on their business in all material respects; neither of the Trust and the Corporation has infringed, and neither of the Trust and the Corporation has received notice of conflict with, any Intellectual Property of any other person or entity.

(ff)	Neither of the Trust and the Corporation, nor any officer, director, agent, employee or other person associated with or acting on behalf of either of the Trust or the Corporation, have taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably

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be expected to constitute manipulation of the price of the Offered Units to facilitate the sale or resale of the Offered Units.

(gg)	The Trust and the Corporation each maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with Canadian generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(hh)	The Trust and the Corporation each carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses.

(ii)	Each of the Trust and the Corporation is now and will be current and up-to-date with all filings required to be made under the laws of Canada and the provinces and territories thereof, including, without limitation, any extra-provincial filings required to register the Corporation or the Manager as an extra-provincial corporation, except where the failure to make such filings would not have a material adverse effect on the Trust or the Corporation.

(jj)	The Trust has no ownership interest in any other corporation or entity other than the Corporation, and the Corporation has no ownership interest in any other corporation or entity other than 958503 Alberta Ltd., 3249271 Canada Limited, 888643 Alberta Ltd., 888634 Alberta Ltd. and Pengrowth Petroleum Limited.

(kk)	The Trust will at the Closing Date qualify as a “mutual fund trust” (as defined by the Canadian Tax Act) and the Trust has conducted its affairs so as to enable the Trust to qualify at all times as a “mutual fund trust” under the Canadian Tax Act and, in particular, the Trust has restricted its activities such that its only undertaking has been the investing of its funds in property other than real property or any interest in real property and in which a mutual fund trust is permitted by the Canadian Tax Act to invest.

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(ll)	The Trust is not now and has not at any time been maintained primarily for the benefit of non-resident persons (within the meaning of the Canadian Tax Act) and a majority of the Trust Units are now and at all times have been held by residents of Canada for the purposes of the Canadian Tax Act.

(mm)	The Trust shall not, between the date hereof and prior to the Closing Date, pay out any distributions other than the distributions payable on October 15, 2002 and November 15, 2002.

(nn)	Computershare Trust Company of Canada has been validly appointed as registrar and transfer agent for trust units at its offices at the Cities of Toronto, Ontario and Calgary, Alberta.

6.2	The Manager. The Manager represents and warrants to the Underwriters, and acknowledges that the Underwriters are relying thereon in connection with the purchase of the Offered Units, that:

(a)	The Manager has been duly incorporated and organized and is validly existing and in good standing under the laws of Alberta and has all requisite corporate power and authority to carry on its business as now conducted, to own, lease and operate its properties and assets and to enter into this Agreement and the U.S. Underwriting Agreement and carry out the provisions hereof and thereof.

(b)	The Corporation has been duly incorporated and organized and is validly existing and in good standing under the laws of Alberta and has all requisite corporate power and authority to carry on its business as now conducted, to own, lease and operate its properties and assets as described in the Canadian Prospectus and to enter into this Agreement and carry out the provisions hereof.

(c)	The Trust has been properly created and organized and is validly existing as a trust under the laws of the Province of Alberta. The Trustee has been duly appointed as the sole trustee of the Trust pursuant to the Trust Indenture. The Trustee has been authorized pursuant to the Trust Indenture to hold title to the property of the Trust, including the property of the Trust described in the Canadian Prospectus. The issuance of the Offered Units is authorized under the Trust Indenture and the Corporation is authorized to issue the Offered Units on behalf of the Trust.

(d)	1,100 common shares of the Corporation are outstanding, of which 1,000 are owned of record and beneficially by the Trust and 100 are owned of record and beneficially by the Manager.

(e)	Each of the Trust, the Corporation and the Manager is conducting its business in all material respects in compliance with all applicable laws, rules and regulations of each jurisdiction in which its business is carried on and is duly licensed, registered or qualified in all jurisdictions in which it owns, leases or operates its property or carries on business to enable its business to be carried on as now conducted and its property and assets to be owned, leased and operated, and all

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such licenses, registrations and qualifications are valid and subsisting and in good standing.

(f)	Except as disclosed in the Canadian Prospectus, no person now has any agreement or option or right or privilege capable of becoming an agreement for the purchase, subscription or issuance of any unissued units, securities or warrants of any of the Trust, the Corporation or the Manager except for holders, other than the Trust, of outstanding Royalty Units and pursuant to any option plans for directors, officers and employees of the Corporation, the Manager and the Trust currently in place.

(g)	All of the issued and outstanding Trust Units have been duly authorized and validly issued, are fully paid and non-assessable.

(h)	Except as referred to in or contemplated by the Canadian Prospectus:

(i)	there has not been any material change in the share capital or long-term debt of the Trust and the Corporation since December 31, 2001,

(ii)	there has not been any material change in the business, business prospects, condition (financial or otherwise) or results of the operations of the Trust, the Corporation or the Manager, which in the case of the Manager would have a Material Adverse Effect on the Manager’s ability to perform its duties and functions under the Management Agreement, since December 31, 2001,

(iii)	the financial position of the Trust has not changed in any material adverse way from that disclosed in the audited balance sheet as at December 31, 2001 of the Trust incorporated by reference in the Canadian Prospectus;

(iv)	the financial position of the Corporation has not changed in any material adverse way from that disclosed in the audited 2001 balance sheet contained in the Corporation’s 2001 financial statements, and

(v)	the Trust, the Corporation and the Manager have carried on business in the ordinary course since December 31, 2001.

(i)	There is no action, proceeding or investigation (whether or not purportedly by or on behalf of the Trust or the Corporation) pending or, to the knowledge of the Manager, threatened against or affecting the Trust, the Corporation or the Manager at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board or agency, domestic or foreign, which in any material way adversely affects or may adversely affect the business, operations or condition of the Trust, the Corporation or the Manager (financial or otherwise) or its property or assets or which questions or may question the validity of the issuance of the Offered Units or the related Royalty Units or any action taken or to be taken by the Trust, the Corporation or the Manager pursuant to or in connection with this Agreement or

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the U.S. Underwriting Agreement other than as disclosed in the Canadian Prospectus.

(j)	The Corporation has complied, in all material respects, with the terms and conditions of the Royalty Indenture.

(k)	None of the Trust, the Corporation and the Manager is in default or breach of, and the execution, delivery, performance and compliance of or with the terms of this Agreement by each of the Trust, the Corporation and the Manager and the sale of the Offered Units by the Trust, and the issuance of any related Royalty Units by the Corporation will not result in any breach of, or be in conflict with or constitute a default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a default under, any term or provision of the constating documents, by-laws or resolutions of the Trust, the Corporation or the Manager, or any mortgage, note, indenture, contract, agreement, instrument, lease or other document to which the Trust, the Corporation or the Manager is a party or by which it is bound or any judgment, decree, order, statute, rule or regulation applicable to the Trust, the Corporation or the Manager and no term or provision thereof materially adversely affects the business, operations or condition (financial or otherwise) of the Trust, the Corporation or the Manager or their property or assets or the ability of the Manager to perform its obligations under the Management Agreement.

(l)	(i) the Trust is a “reporting issuer” not in material default under the Securities Laws in each of the Qualifying Provinces and has been so for at least 12 months in each of the Qualifying Provinces, (ii) the Trust is eligible to use the Short Form Prospectus System in each of the Qualifying Provinces and has had its 2001 Renewal AIF, as defined in NI-44-101-Short Form Prospectus Distributions, accepted for filing by each Qualifying Authority, (iii) the currently outstanding Trust Units are listed on the Exchanges and the Offered Units are conditionally approved for listing and posting for trading on the Exchanges and (iv) there has been no material change in the affairs, assets, liabilities or obligations (absolute, contingent or otherwise) of the Trust or the Corporation not already publicly disclosed which requires disclosure under the Securities Laws or which has been disclosed on a confidential basis to the applicable Securities Commissions and which has not been generally disclosed to the public.

(m)	A syndicate of Canadian chartered banks has established in favour of the Corporation a committed revolving credit facility in the maximum principal amount of $425 million, a $35 million demand operating line of credit and $285 million of interim credit facilities, and as at October 29, 2002, the amount drawn under such credit facilities was approximately $600 million.

(n)	The Trust is not, and after giving effect to the offering and sale of the Offered Units contemplated by this Agreement and the U.S. Underwriting Agreement and the application of the net proceeds therefrom in the manner described in the

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Registration Statement will not be, an “investment company” within the meaning of that term under the 1940 Act.

(o)	The Trust has made an election under U.S. Treasury Regulation section 301.7701-3 to be classified as a partnership for U.S. federal tax purposes.

(p)	Neither the Corporation nor the Trust has any undisclosed tax liabilities, contingent or otherwise.

(q)	The Confidentiality Agreement is a legal, valid and binding obligation enforceable by the Corporation, and the Corporation is in full compliance with the terms and conditions thereof. Pursuant to the terms of the Confidentiality Agreement, all confidential information material to the Corporation’s or the Trust’s interest in the Sable Island Offshore Project has been requested by the Corporation, to its knowledge, the Corporation has received all such information requested, and such information does not disclose any fact or circumstance relating to the Corporation’s or the Trust’s interest in the Sable Island Offshore Project that is required to be publicly disclosed and that has not previously been publicly disclosed.

(r)	The Trust is authorized to issue 500,000,000 Trust Units of which 90,398,323 will be issued and outstanding as at the close of business on October 29, 2002.

(s)	The Offered Units have been duly authorized for issuance and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive or similar rights of unitholders or any other person exist with respect to any of the Offered Units or the issue and sale thereof. Neither the filing of the Registration Statement or the Canadian Prospectus nor the offering or sale of the Offered Units as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration or qualification of any Trust Units.

(t)	The information set forth under the caption “Capitalization of Pengrowth Trust” in the Canadian Prospectus is true and correct. All of the Trust Units conform to the description thereof contained in the Canadian Prospectus. The form of certificates for the Offered Units conforms in all material respects to the laws of the jurisdiction of the Trust’s organization, the Trust Indenture, and the rules of the Toronto Stock Exchange and the New York Stock Exchange.

(u)	The SEC has not issued an order preventing or suspending the use of any prospectus relating to the proposed offering of the Offered Units nor instituted proceedings for that purpose. The Registration Statement, the U.S. Prospectus and any amendments or supplements thereto will contain all statements which are required to be stated therein by, and will conform to, the requirements of the Securities Act. The documents incorporated, or to be incorporated, by reference in the U.S. Prospectus, at the time filed with the SEC conformed or will conform, in all respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC thereunder. The Registration

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Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Manager makes no representations or warranties as to the Underwriters’ Information.

(v)	The Canadian Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of material fact; and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Manager makes no representations or warranties as to the Underwriters’ Information.

(w)	The Financial Information presents fairly the financial position and the results of operations and cash flows of the entities and as at and for the dates and periods to which they relate. Except as relates to the reconciliation of financial information prepared in accordance with Canadian generally accepted accounting principles to U.S. generally accepted accounting principles, the Financial Information has been prepared in accordance with Canadian generally accepted accounting principles, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The reconciliations of financial information to U.S. generally accepted accounting principles contained in the Financial Information comply with the applicable accounting rules of the SEC. The summary financial and statistical data included in or incorporated by reference in the Canadian Prospectus presents fairly the information shown therein and such data has been compiled on a basis consistent with the Financial Information.

(x)	The pro forma financial information included in the Financial Information presents fairly the information shown therein, has been prepared in accordance with the Qualifying Authorities’ rules and guidelines with respect to pro forma financial statements, has been properly compiled on the pro forma bases described therein, and, in the opinion of the Manager, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

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(y)	Each of the B.C. Asset Agreements is a legal, valid and binding agreement enforceable by the Corporation and the Corporation is in full compliance with the terms and conditions thereof.

(z)	Pursuant to the B.C. Asset Acquisition Agreement, the Corporation has acquired the B.C. Asset Package.

(aa)	Neither the Trust nor the Corporation is aware of any defects, failures or impairments in the title of the Trust or the Corporation to its oil and natural gas properties which, in the aggregate, could have a material adverse effect on the quantity and pre-tax discounted present value of the estimated future net revenues from oil and natural gas reserves of the Corporation as shown in the Reserve Report.

(bb)	There has been no material adverse change to the Trust’s or the Corporation’s oil, natural gas liquids, natural gas or sulphur reserves reported on since the effective date of the Reserve Report, and the Reserve Report fairly presents the determination of the oil, natural gas liquids and natural gas of the Trust and the Corporation attributable to the properties evaluated in the Reserve Report and the production profile and costs associated therewith, as the date thereof.

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(cc)	Since the respective dates as of which information is given in the Canadian Prospectus, as they may be amended or supplemented, there has not been any Material Adverse Effect on the Trust and the Corporation taken together, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by any of the Trust, the Corporation and the Trust, other than transactions in the ordinary course of business and changes and transactions described in the Canadian Prospectus, as it may be amended or supplemented. Neither of the Trust and the Corporation have material contingent obligations that are not disclosed in the Canadian Prospectus.

(dd)	Neither of the Trust and the Corporation is, or with the giving of notice or lapse of time or both, will be, in violation of or in default under (i) their charters or by-laws (or in the case of the Trust, the Trust Indenture) or (ii) under any agreement, lease, contract, indenture or other instrument or obligation to which they are a party or by which they, or any of their properties, are bound and which violation or default would have a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Trust and the Corporation taken together. The execution and delivery of this Agreement and the U.S. Underwriting Agreement and the consummation of the transactions herein or therein contemplated and the fulfillment of the terms hereof or thereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (i) any indenture, mortgage, deed of trust, creditor loan agreement or other agreement or instrument to which any of the Trust, the Corporation or the Manager is a party or by which the Trust, the Corporation or the Manager is or any of their respective properties is bound, or (ii) of the charters or by-laws of any of the Trust, the Corporation or the Manager nor, in the case of the Trust, the Trust Indenture or (iii) any law, order, rule or regulation, judgment, order, writ or decree applicable to the Trust, the Corporation or the Manager of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction except solely with respect to clauses (i) and (iii) for such conflicts, breaches or

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defaults that would not singly, or in the aggregate, result in a Material Adverse Effect.

(ee)	Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Trust of this Agreement and the U.S. Underwriting Agreement and the consummation of the transactions herein or therein contemplated (except such additional steps as may be required by the SEC, the National Association of Securities Dealers, Inc. (the “NASD”) or such additional steps as may be necessary to qualify the Offered Units for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(ff)	Each of the Trust, the Corporation and the Manager hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses; the Trust and the Corporation each own or possess the right to use all Intellectual Property necessary to carry on their business in all material respects; neither of the Trust and the Corporation has infringed, and neither of the Trust and the Corporation has received notice of conflict with, any Intellectual Property of any other person or entity.

(gg)	None of the Trust, the Corporation and the Manager, nor any officer, director, agent, employee or other person associated with or acting on behalf of any of the Trust, the Corporation and the Manager, have taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, manipulation of the price of the Offered Units to facilitate the sale or resale of the Offered Units.

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(hh)	The Trust, the Corporation and the Manager each maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with Canadian generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ii)	The Trust, the Corporation and the Manager each carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses.

(jj)	Each of the Trust, the Corporation and the Manager is now and will be current and up-to-date with all filings required to be made under the laws of Canada and the provinces and territories thereof, including, without limitation, any extra-provincial filings required to register the Corporation or the Manager as an extra-provincial corporation, except where the failure to make such filings would not have a material adverse effect on the Trust or the Corporation.

(kk)	The Trust has no ownership interest in any other corporation or entity other than the Corporation, and the Corporation has no ownership interest in any other corporation or entity other than 958503 Alberta Ltd., 3249271 Canada Limited, 888643 Alberta Ltd., 888634 Alberta Ltd. and Pengrowth Petroleum Limited.

(ll)	The Trust will at the Closing Date qualify as a “mutual fund trust” (as defined by the Canadian Tax Act) and the Trust has conducted its affairs so as to enable the Trust to qualify at all times as a “mutual fund trust” under the Canadian Tax Act and, in particular, the Trust has restricted its activities such that its only undertaking has been the investing of its funds in property other than real property or any interest in real property and in which a mutual fund trust is permitted by the Canadian Tax Act to invest.

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(mm)	The Trust is not now and has not at any time been maintained primarily for the benefit of non-resident persons (within the meaning of the Canadian Tax Act) and a majority of the Trust Units are now and at all times have been held by residents of Canada for the purposes of the Canadian Tax Act.

(nn)	The Trust shall not, between the date hereof and prior to the Closing Date, pay out any distributions other than the distributions payable on October 15, 2002 and November 15, 2002.

(oo)	Computershare Trust Company of Canada has been validly appointed as registrar and transfer agent for trust units at its offices at the Cities of Toronto, Ontario and Calgary, Alberta.

7.	Closing and Conditions of Closing.

7.1	The Closing of the purchase and sale of the Firm Units herein provided for shall be completed at the offices of Bennett Jones LLP, Calgary, Alberta at the Closing Time.

7.2	The several obligations of the Underwriters to purchase the Firm Units on the Closing Date are subject to the accuracy, as of the Closing Date, of the representations and warranties of each of the Trust, the Corporation and the Manager contained herein, and to the performance by each of the Trust, the Corporation and the Manager of its covenants and obligations hereunder and to the following additional conditions:

(a)	the Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by General Instruction II.L. of Form F-10 shall have been made within the applicable time period prescribed by, and in compliance with, the SEC Rules and Regulations, and any request of the SEC or any of the Qualifying Authorities for additional information (to be included in the Registration Statement, the Canadian Prospectus or otherwise) shall have been disclosed to the Underwriters and complied with to their reasonable satisfaction. No stop order or cease trade order suspending the effectiveness of the Registration Statement, as amended from time to time, or preventing the distribution of the Offered Units shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Trust, shall be contemplated or threatened by the SEC or any of the Qualifying Authorities and no injunction, restraining order or order of any nature by a Federal or state or a Canadian federal, provincial or territorial court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Offered Units;

(b)	the Underwriters shall have received on the Closing Date, (i) the opinion of Bennett Jones LLP, Canadian counsel for the Trust, the Corporation and the Manager, as set forth in section 8.1, and (ii) the opinion of Carter, Ledyard & Milburn, U.S. counsel for the Trust, the Corporation and the Manager as set forth in section 8.2, each dated the Closing Date and addressed to the Underwriters

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(and, in the case of the opinion of Bennett Jones LLP, stating that it may be relied upon by counsel to the Underwriters);

(c)	the Underwriters shall have received from Quebec counsel to the Trust, the Corporation and the Manager, a legal opinion addressed to the Underwriters and Underwriters’ Counsel, dated the Closing Date, in form and substance satisfactory to the Underwriters’ Counsel, regarding the compliance with the laws of the Province of Quebec relating to the use of the French language in connection with the documents to be delivered by the Underwriters in the Province of Quebec;

(d)	the Underwriters shall have received from Vinson & Elkins L.L.P., U.S. counsel for the Underwriters, an opinion dated the Closing Date substantially to the effect specified in subparagraph (a) of section 8.2. In rendering such opinion, Vinson & Elkins L.L.P. may rely as to all matters governed by the laws of Canada and its Provinces on the opinion of counsel referred to in Paragraph 7.2(b)(i). In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, or any amendment thereto, as of the time it became effective under the Securities Act and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the U.S. Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein). With respect to any such statement, such counsel may state that their belief is based upon the procedures set forth therein, but is without independent check and verification;

(e)	the Underwriters shall have received from Fraser Milner Casgrain LLP, Canadian counsel for the Underwriters, an opinion, dated the Closing Date, substantially to the effect specified in subparagraphs (a) to (s) of section 8.1;

(f)	the Underwriters shall have received on the Closing Date the opinion of Carter, Ledyard & Milburn, U.S. counsel for the Trust and the Corporation confirming its opinion as to the material United States income tax consequences to holders of Trust Units, as set forth in the Registration Statement and the Canadian Prospectus, in form and substance satisfactory to the Underwriters and their counsel, each dated the Closing Date and addressed to the Underwriters;

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(g)	the Underwriters shall have received, on each of the date hereof, the Closing Date, a letter dated the date hereof, the Closing Date in form and substance satisfactory to the Underwriters, of each of (i) KPMG LLP confirming that they are independent public accountants within the meaning of the Securities Act and the SEC Rules and Regulations and the Securities Laws of the Qualifying Provinces and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Canadian Securities Laws, and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the U.S. Prospectus and the Canadian Prospectus;

(h)	the Underwriters shall have received, on each of the date hereof and the Closing Date, a letter in form and substance satisfactory to the Underwriters and its United States counsel, of Gilbert Laustsen Jung Associates Ltd. confirming certain matters regarding the Reserve Report with respect to the reserves attributable to the Corporation including and the disclosure thereof in the Registration Statement and the Canadian Prospectus;

(i)	the Underwriters shall have received on the Closing Date, a certificate or certificates of the Chief Executive Officer of the Corporation and the Chief Financial Officer of the Corporation for and on behalf of the Corporation to the effect that, as of the Closing Date each of them severally represents as follows:

(i)	The Registration Statement has become effective under the Securities Act and a MRRS decision document has been issued evidencing receipts for the (final) Canadian Prospectus from each of the Qualifying Authorities (or a receipt has been issued by each such authority) under the Securities Laws and no stop order or cease trade order suspending the effectiveness of the Registration Statement or the Canadian Prospectus or preventing the distribution of the Offered Units has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated or threatened by the SEC or the Qualifying Authorities;

(ii)	The representations and warranties of each of the Trust, the Corporation and the Manager contained in section 2.1 hereof are true and correct as of the Closing Date;

(iii)	All filings required to have been made pursuant to General Instruction II.L. of Form F-10 have been made as and when required by such instruction;

(iv)	He has examined the Registration Statement, the U.S. Prospectus and the Canadian Prospectus and, in his opinion, (a) the Registration Statement, at the time it became effective, did not contain any untrue statement of a material fact and did not omit to state any material

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fact required to be stated therein or necessary to make the statements therein not misleading and (b) the U.S. Prospectus and the Canadian Prospectus, as of their date, did not contain any untrue statement of a material fact and did not omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the U.S. Prospectus or Canadian Prospectus which has not been so set forth in such supplement or amendment; and

(v)	Since the respective dates as of which information is given in the Registration Statement, U.S. Prospectus and the Canadian Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, assets, rights, operations, condition (financial or otherwise) or business prospects of the Trust and the Corporation taken as a whole, whether or not arising in the ordinary course of business;

(j)	each of the Trust, the Corporation and the Manager each shall have furnished to the Underwriters such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Underwriters may reasonably have requested;

(k)	the net proceeds from the issuance of the Offered Units will be used as described in the Canadian Prospectus and the Registration Statement under the heading “Use of Proceeds”;

(l)	one or more definitive certificates representing in the Firm Units registered in the name of RBC Dominion Securities Inc., or in such other name or names as the Underwriters may notify the Trust in writing at any time until 6.45 a.m. (Calgary time) on the Business Day immediately preceding the Closing Date;

(m)	written confirmation in form and substance satisfactory to the Underwriters that the Firm Units will at the time of Closing be listed for trading on the Exchanges and all conditions other than completion of the Closing and notification thereof to the Exchanges shall have been met to permit the Firm Units to be posted for trading on the Closing Date;

(n)	certificates dated the Closing Date signed by appropriate officers of the Trust, the Manager and the Corporation certifying with respect to the currently effective

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constating documents of the Trust, the Manager and the Corporation, as the case may be, all in a form approved by counsel to the Underwriters, acting reasonably, the resolutions of the board of directors of each of the Manager and the Corporation relevant to the Canadian Preliminary Prospectus, the Canadian Prospectus, the Registration Statement, any Supplementary Material, the offering of the Offered Units and the Relevant Documents, the incumbency and signatures of signing officers of the Trust, the Manager and the Corporation and with respect to such other matters as the Underwriters may reasonably request; and

(o)	payment to the Underwriters, by certified cheque(s) or bank draft(s) in immediately available funds, payable to RBC Dominion Securities Inc., or as the Underwriters may direct in writing at any time until 6:45 a.m. (Calgary time) on the Business Day immediately preceding the Closing Date, on a same day basis at par in the City of Calgary, of the Underwriters’ Commission in respect of all of the Firm Units purchased hereunder. The Underwriters shall be entitled to receive the Underwriters’ Commission at the Closing Time in consideration of the services to be rendered by the Underwriters in connection with the sale of the Firm Units including, without limitation, acting as financial advisors in the preparation of relevant documentation, acting as underwriters in connection with the sale of the Offered Units, and performing administrative work in connection with these matters;

against payment of the amount of the Purchase Price by delivery of certified cheques or bank drafts in immediately available Canadian dollars payable on a same day basis at par in the City of Calgary to the Trust or as the Trust may otherwise direct the Underwriters in writing not less than 48 hours prior to the Closing Time.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Underwriters and to Fraser Milner Casgrain LLP, Canadian counsel to the Underwriters and to Vinson & Elkins L.L.P., U.S. counsel for the Underwriters.

7.3	The obligations of the Trust to sell and deliver the portion of the Units required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date, no stop order or cease trade order suspending the effectiveness of the Registration Statement or preventing the distribution of the Units shall have been issued and in effect or proceedings therefor initiated or threatened.

7.4	If the Over-Allotment Option is exercised in respect of the purchase of the Option Units in respect of which the Over-Allotment Option is exercised at the Option Closing, sections 6.1, 6.2, 7.1, 7.2, 7.3, 7.4, 8.1, 8.2, 9.1, 17.1, 17.2, 17.3, 19.1, 19.2 and 19.3 will apply as though Firm Units is read as Option Units in respect of which the Over-Allotment Option is exercised, Closing is read as Option Closing, Closing Date is read as Option Closing Date and Closing Time is read as Option Closing Time; provided, however, that if the Option Closing Date is the Closing Date then there will be one closing for the Firm Units and the Option Units and section 7.1, 7.2, 7.4, 8.1, 9.1, 19.1, 19.2 and 19.3 will apply as

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though Firm Units is read as Firm Units and Option Units in respect of which the Over-Allotment Option is exercised.

8.	Legal Opinions.

8.1	At the Closing Time, the Trust, the Manager and the Corporation shall have caused favourable legal opinions, dated the Closing Date, to be delivered (in sufficient copies for each of the Underwriters and their counsel) to the Underwriters by Bennett Jones LLP, Canadian Counsel to the Trust (who may rely, to the extent appropriate in the circumstances, on the opinions of local counsel (acceptable to them and to Fraser Milner Casgrain LLP, Canadian counsel to the Underwriters) as to the qualification of the Offered Units for sale to the public in, and as to other matters governed by the laws of, jurisdictions other than the Provinces of Alberta [, Saskatchewan] and Ontario and may rely, to the extent appropriate in the circumstances and solely as to matters of fact not independently established, on certificates or statutory declarations of officers of the Manager, the Corporation or the Trustee, and of public and stock exchange officials) with respect to such matters as the Underwriters may reasonably request relating to the offering of the Offered Units, the Trust, the Manager and the Corporation in form and substance acceptable to counsel to the Underwriters, acting reasonably, including without limitation opinions substantially to the effect that:

(a)	the Trust is validly existing as a trust under the laws of the Province of Alberta having the Trustee as its trustee;

(b)	the Corporation is a corporation duly incorporated and validly subsisting under the laws of the Province of Alberta, the jurisdiction of its incorporation;

(c)	the Manager is a corporation duly incorporated and validly subsisting under the laws of Canada, the jurisdiction of its incorporation;

(d)	each of the Trust and the Corporation has the capacity and power to own and lease its properties and assets and to conduct its business as described in the Canadian Prospectus, the Registration Statement and any Supplementary Material;

(e)	each of the Trust, the Corporation and the Manager are duly qualified to transact business in all jurisdictions in which the conduct of its business requires qualification or in which failure to qualify would have a material adverse effect on its business, taken as a whole;

(f)	the Trust is a “reporting issuer” not in default of any requirement of the Securities Act (Alberta) and the regulations thereunder, has a similar status under the Securities Laws of each of the other Qualifying Provinces and is eligible to participate in the Short Form Prospectus System in each Qualifying Province;

(g)	the Trust is authorized to issue 500,000,000 Trust Units and the number of Trust Units issued and outstanding as at the Closing Date equals the number stated in

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section 6.1(q) as increased by the Offered Units and issuances permitted by section 25.1;

(h)	the Trust and the attributes and characteristics of the Offered Units conform in all material respects with the descriptions thereof in the Canadian Preliminary Prospectus, the Canadian Prospectus and the Registration Statement and Supplementary Material;

(i)	the form of the definitive certificate representing the Offered Units has been duly approved and adopted and complies with all legal requirements (including all applicable requirements of the Exchanges) relating thereto;

(j)	the Offered Units have been validly created, allotted and issued and are fully paid and non-assessable;

(k)	the Offered Units are conditionally listed and, upon notification to the Exchanges of the issuance thereof, will be listed and posted for trading on the Exchanges;

(l)	the Trustee has been duly appointed as the transfer agent and registrar for the Trust Units (including without limitation the Offered Units);

(m)	the Trust, the Corporation and the Manager have the necessary power and authority to execute and deliver the Canadian Preliminary Prospectus, the Canadian Prospectus, the Registration Statement and any Supplementary Material and all necessary action has been taken by the Trust, the Corporation and the Manager to authorize the execution and delivery by it of the Canadian Preliminary Prospectus, the Canadian Prospectus, the Registration Statement and any Supplementary Material and the filing thereof, as the case may be, in each of the Qualifying Provinces under Securities Laws;

(n)	each of the Trust, the Manager and the Corporation has the necessary corporate or trust power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to carry out the Distributions contemplated hereby and by the Canadian Preliminary Prospectus, the Canadian Prospectus and the Registration Statement (including in the case of the Trust to sell the Offered Units) and this Agreement has been duly authorized, executed and delivered by such of the Trust, the Manager and the Corporation and is a legal, valid and binding obligation of each of them and enforceable in accordance with its terms (subject to reasonable opinion qualifications);

(o)	the execution and delivery by the Trust, the Manager and the Corporation of this Agreement and the U.S. Underwriting Agreement, the fulfilment of the terms hereof and thereof by each of them, and the sale and delivery by the Trust at the Closing Time of the Offered Units do not and will not result in a breach of, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of, and do not and will not conflict with, any applicable law or any terms, conditions or provisions of the constating documents of the Trust, the Manager or the Corporation or, in the case of the Manager or the Corporation,

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to such counsel’s knowledge any resolutions of the directors (or any committee thereof) or shareholders thereof or, in the case of the Trust any resolutions of the Unitholders, or any indenture, agreement or instrument to which the Trust, the Manager or the Corporation, is a party or by which it is contractually bound on the Closing Date, or any judgement, order or decree of any court, governmental agency or body or regulatory authority having jurisdiction over the Trust, the Manager, the Corporation or the Offered Units and of which such counsel is aware;

(p)	the Offered Units are eligible investments under the statutes referred to in the Canadian Prospectus under the heading “Eligibility for Investment” without the investor having recourse to the so-called “basket” provisions of such statutes;

(q)	except such as have been made or obtained under the Securities Laws, no consent, approval, authorization or order of or filing, registration or qualification with any court, governmental agency or body or regulatory authority is required, for the execution, delivery and performance by the Trust, the Manager or the Corporation of this Agreement or the U.S. Underwriting Agreement or the consummation by the Trust, the Manager or the Corporation of the transactions contemplated herein or therein;

(r)	all necessary documents have been filed, all necessary proceedings have been taken and all other legal requirements have been fulfilled under the laws of Canada and each of the Qualifying Provinces in order to qualify the Distribution of the Offered Units in each of the Qualifying Provinces through investment dealers or brokers registered under applicable legislation of the Qualifying Provinces who have complied with the relevant provisions of such legislation; and

(s)	subject to the qualifications set out therein, the statements in the Canadian Prospectus under the heading “Canadian Federal Income Tax Considerations” constitute a fair summary of the principal Canadian federal income tax consequences arising under the Canadian Tax Act to persons resident in Canada who hold Offered Units as capital property and who deal at arm’s length with the Trust, the Manager and the Corporation.

8.2	At the Closing Time, the Trust, the Manager and the Corporation shall have caused favourable legal opinions, dated the Closing Date, to be delivered in sufficient copies for each of the Underwriters and their counsel) to the Underwriters by Carter, Ledyard & Milburn, U.S. Counsel to the Trust, the Corporation and the Manager (who may rely, to the extent appropriate in the circumstances and solely as to matters of fact not independently established, on certificates or statutory declarations of officers of the Manager, the Corporation or the Trustee, and of public and stock exchange officials) with respect to such matters as the Underwriters may reasonably request relating to the offering of the Offered Units, the Trust, the Manager and the Corporation in form and

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substance acceptable to counsel to the Underwriters, acting reasonably, including without limitation opinions substantially to the effect that:

(a)	The certificates for the Offered Units are in due and proper form as required by the rules of the New York Stock Exchange.

(b)	To the best of such counsel’s knowledge and other than as set forth in the U.S. Prospectus and the Canadian Prospectus, there are no legal or governmental proceedings pending in the United States to which the Trust or the Corporation is a party or of which any property of the Trust or the Corporation is the subject which would individually or in the aggregate have a material adverse effect on the current consolidated financial position, shareholders’ equity or results of operations of the Trust and the Corporation, taken as a whole; and, to the best of such counsel’s knowledge, no such proceedings are threatened by any governmental agency or body in the United States having jurisdiction over the Trust and the Corporation or threatened by others in the United States.
(c)	No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body in the United States is required for the execution and delivery and performance by the Trust of this Agreement or the consummation by the Trust of the transactions herein contemplated except such as have been made or obtained under the Securities Act in connection with the purchase and distribution of the Offered Units by the Underwriters in the United States.
(d)	The Trust is not, and after giving effect to the offering and sale of the Units contemplated hereunder and the application of the net proceeds from such sale as described in the U.S. Prospectus will not be, required to be registered as an investment company under the 1940 Act.

In rendering such opinion, such counsel may state that their opinion is limited to the laws of the State of New York and the federal laws of the United States.

In addition to the matters set forth above, a letter or letters of such counsel shall also include a statement to the effect that, although such counsel did not participate in the preparation of the documents incorporated by reference in the Registration Statement and the U.S. Prospectus, such counsel has reviewed and participated in discussions concerning the preparation of the Registration Statement and the U.S. Prospectus with certain officers or employees of the Trust and the Corporation, with its Canadian counsel and its auditors, and with counsel to and representatives of the Underwriters. Such counsel may also state that the limitations inherent in the independent verification of factual matters and in the role of outside counsel are such, however, that they cannot and do not assume any responsibility for the accuracy, completeness or fairness of any of the statements made in the Registration Statement or the U.S. Prospectus.

The letter of such counsel shall also state that, subject to the limitations set forth in the preceding paragraph, on the basis of the information they gained in the course of performing the services referred to above, (i) the Registration Statement and the U.S.

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Prospectus (other than the financial statements, schedules and other financial or statistical information, including statistical data regarding oil and gas reserves and production and working interests, contained therein or omitted therefrom, as to which such counsel need not comment) and the Form F-X, as of their respective effective or issue dates, appear on their face to comply as to form in all material respects to the requirements of the Securities Act and the applicable SEC Rules and Regulations thereunder; (ii) no facts came to such counsel’s attention which gave them reason to believe that (a) the Registration Statement (other than the financial statements, schedules and other financials or statistical information, including statistical data regarding oil and gas reserves and production and working interests, contained therein or omitted therefrom, as to which such counsel need not comment) at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) the U.S. Prospectus (other than the financial statements, schedules and other financial or statistical information, including statistical data regarding oil and gas reserves and production and working interests, contained therein or omitted therefrom, as to which such counsel need not comment) as of its date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) such counsel does not know of any contract or other document of a character required to be filed as an exhibit to the Registration Statement that is not so filed. Such counsel may state with regard to clause (i) of this paragraph, that they have assumed the compliance of the Canadian Prospectus, including the documents incorporated by reference therein, with the requirements of the securities laws, rules and regulations of the Qualifying Authorities. Such counsel may further state that they understand that such matters are covered in the opinion of Bennett Jones LLP, Canadian counsel for the Trust, furnished in accordance with the provisions of this Agreement.

The letter of such counsel shall also state that the Registration Statement became effective pursuant to Rule 467(a) under the Securities Act upon the filing with the SEC of Amendment No. 1 thereto and that, to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued.

9.	Officers’ Certificates.

9.1	The Underwriters shall have received at the Closing Time a certificate dated the Closing Date, addressed to the Underwriters and signed by the Chief Executive Officer and Chief Financial Officer of the Manager, on behalf of the Manager, the Trust and the Corporation or any two other senior officers of the Manager acceptable to the Underwriters, certifying for and on behalf of the Manager, the Trust and the Corporation, to the best of the knowledge, information and belief of the persons signing such certificate after having examined the Canadian Prospectus and the Registration Statement and if applicable, any Supplementary Material that:

(a)	each of the Trust, the Manager and the Corporation has complied with all covenants and satisfied all terms and conditions of this Agreement or the U.S.

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Underwriting Agreement on its part to be complied with and satisfied at or prior to the Closing Time;

(b)	since the respective dates as of which information is given in the Canadian Prospectus and the Registration Statement and except as may have been the subject of Supplementary Material filed with the relevant Qualifying Authorities, there has been no material change (actual, anticipated, contemplated or threatened, whether financial or otherwise), and no change of any material fact or new material fact, in the business, financial condition, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Trust or the Corporation or in the ability of the Manager to manage the Trust and the Corporation from the date hereof to the Closing Date except as disclosed in the Canadian Prospectus and the Registration Statement;

(c)	the representations and warranties of the Trust, the Manager and the Corporation contained in this Agreement and the U.S. Underwriting Agreement including those arising by delivery of documents hereunder and thereunder are true and correct as of the Closing Time with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated hereby and by the Canadian Prospectus and the Registration Statement;

(d)	no order, ruling or determination having the effect of ceasing, suspending or restricting trading in any Trust Units or the sale of the Firm Units has been issued and no proceedings, investigations or inquiry for such purpose are pending or, to the best of the knowledge, information and belief of the declarants contemplated or threatened;

(e)	except as disclosed in the Canadian Prospectus and the Registration Statement or Supplementary Material, if any, there are no actions, suits, proceedings, inquiries, compliance orders or directives pending or threatened in respect of the transactions contemplated hereunder;

(f)	except as disclosed in the Canadian Prospectus and the Registration Statement or Supplementary Material, if any, no material default exists, or as a result of the sale of the Firm Units will exist, under any instrument or agreement securing any indebtedness of or otherwise relating to the Manager, the Corporation or the Trust and no event which, with the giving of notice, the passage of time or the making of any determination, would constitute an event of default under any such instrument or agreement has occurred and is continuing which would be material to the Trust, the Corporation or the Manager; and
(g)	since the respective dates as of which information is given in the Canadian Prospectus and the Registration Statement and Supplementary Material, no transaction material to the Trust, the Corporation or the Manager has been entered into by any of such entities which is not disclosed therein;

and as to such other matters as the Underwriters may reasonably request.

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10.	Sales Restrictions.
10.1	The Underwriters shall offer the Offered Units for sale to the public, directly and through other duly qualified investment dealers and brokers (the Underwriters, their respective affiliates, together with such other investment dealers and brokers, are referred to herein as the “Selling Firms”), only as permitted by applicable Securities Laws, and upon the terms and conditions set forth in the Canadian Preliminary Prospectus, the Canadian Prospectus and the Registration Statement, this Agreement and the Inter-Syndicate Agreement, at an offering price not exceeding the Unit Price set forth on the cover page of the Canadian Prospectus and the U.S. Prospectus. The Selling Firms will not solicit offers to purchase or sell the Offered Units so as to require registration of the Offered Units or filing of a prospectus with respect to the Offered Units under the laws of any jurisdiction other than the Qualifying Provinces or the United States. For the purposes of this section 10.1, the Underwriters shall be entitled to assume that the Offered Units are qualified or registered for Distribution by duly qualified investment dealers and brokers under (i) the Securities Laws of those Qualifying Provinces where a receipt or similar document for the Canadian Preliminary Prospectus and the Canadian Prospectus shall have been obtained from the applicable Qualifying Authority following the filing of the Canadian Preliminary Prospectus and the Canadian Prospectus or any Supplementary Material, and (ii) the Securities Act.
10.2	Notwithstanding the foregoing provisions of this section 10, no Underwriter shall be liable to the Trust, the Manager or the Corporation under this section 10 as a result of the violation by another Underwriter or Selling Firm of the provisions of this section 10, if the Underwriter first mentioned is not itself also in violation.

11.	Market Stabilization.

11.1	The Underwriters agree not to bid for or purchase Trust Units during the period of the Distribution except in compliance with all applicable requirements of Ontario Securities Commission Policy Statement No. 5.1, Quebec Securities Commission Policy Statement No. Q-26 and sections 11.11 and 11.26 of the rules of the Toronto Stock Exchange and Regulation M of the Exchange Act.

12.	Indemnification by the Trust, the Manager and the Corporation.

12.1	Each of the Trust, the Manager and the Corporation (collectively the “Indemnitors”) hereby covenants and agrees to indemnify and save harmless each of the Underwriters and each of their respective directors, officers, employees, shareholders and agents (collectively, the “Indemnified Parties”) from and against all liabilities, claims, losses (other than loss of profits), costs (including without limitation legal fees and disbursements on a solicitor and his own client basis), fines, penalties, damages and expenses to which any Indemnified Party may be subject or which any Indemnified Party may suffer or incur, whether under the provisions of any statute or otherwise, in any way caused by or arising directly or indirectly by reason, or in consequence, of:

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(a)	any breach of or default under any representation, warranty or covenant or agreement of the Trust, the Manager or the Corporation in this Agreement or any other document to be delivered pursuant hereto;

(b)	any information or statement that does not constitute Underwriters’ Information contained in the Canadian Preliminary Prospectus, the Canadian Prospectus or the Registration Statement, any Supplementary Material or any other material or document filed under any Securities Laws or delivered by or on behalf of the Indemnitors or any of them thereunder or pursuant to this Agreement which contains or is alleged to contain a misrepresentation (as defined in the Securities Act (Alberta)) or to be or be alleged to be untrue;

(c)	any omission or alleged omission to state in the Canadian Preliminary Prospectus, the Canadian Prospectus, the Registration Statement or any Supplementary Material, or any other material or document filed under any Securities Laws or delivered by or on behalf of the Indemnitors or any of them thereunder or pursuant to this Agreement, any fact or information other than Underwriters’ Information, whether material or not, required to be stated therein or necessary to make any statement therein not misleading in light of the circumstances under which it was made;

(d)	any order made or any inquiry, investigation or proceeding commenced or threatened by any court, governmental agency or body or regulatory authority, administrative tribunal or stock exchange or other competent authority based upon any actual or alleged untrue statement, omission or misrepresentation (not relating solely to Underwriters’ Information) in the Canadian Preliminary Prospectus, the Canadian Prospectus, the Registration Statement, any Supplementary Material or any other material or document filed or delivered by the Indemnitors or any of them under any Securities Laws or pursuant to this Agreement (except any material or document delivered or filed solely by the Underwriters) or based upon any failure by any of the Indemnitors to comply with Securities Laws (other than any failure or alleged failure to comply solely by the Underwriters) which prevents or restricts the trading in or the sale or Distribution of the Offered Units or any of them or any other securities of the Trust in any of the Qualifying Provinces; or

(e)	the non-compliance or alleged non-compliance by any of the Indemnitors with any requirements of the Securities Laws, or the by-laws, rules and regulations of the Exchanges, including the Trust’s non-compliance with any requirement to make any document available for inspection.

Notwithstanding the foregoing provisions in this section 12.1, no Indemnified Party shall be entitled to claim any indemnification if it is engaged in any dishonesty, fraud, fraudulent misrepresentation, gross negligence or willful default.

If any matter or thing contemplated by this section 12 (any such matter or thing being hereinafter referred to as a “Claim”) is asserted against any of the Indemnified Parties, or if any potential Claim contemplated by this section 12 shall come to the knowledge of any Indemnified Party, the Indemnified Party concerned shall notify the Manager as soon as possible of the nature of such Claim (provided that any failure to so notify shall not affect the Indemnitors’ liability under this section 12 except to the extent that the failure

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materially prejudices the Indemnitors or any of them) and the Indemnitors shall, subject as hereinafter provided, be entitled (but not required) at their expense to assume the defence of any suit brought to enforce such Claim; provided, however, that the defence shall be conducted through legal counsel acceptable to the Indemnified Party, acting reasonably, and that no admission of liability or settlement of any such Claim may be made by the Indemnitors or the Indemnified Party without, in each case, the prior written consent of all the affected parties thereto, such consent not to be unreasonably withheld.

12.2	In respect of any such Claim, an Indemnified Party shall have the right to retain separate or additional counsel to act on his or her or its behalf and participate in the defence thereof, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless:

(a)	none of the Trust, the Manager or the Corporation, as applicable, assumes the defence of such suit on behalf of the Indemnified Party within 10 Business Days of the Manager receiving notice of such Claim;

(b)	the Indemnitors and the Indemnified Party shall have mutually agreed to the retention of the other counsel; or

(c)	the named parties to any such Claim (including any added third or interpleaded party) include both the Indemnified Party, on the one hand, and any of the Indemnitors, on the other hand, and the Indemnified Party shall have been advised by its counsel that representation of both parties by the same counsel would be inappropriate due to the actual or potential differing interests between them (in which case the Indemnitors shall not have the right to assume that defence of such Claim but shall be liable to pay the reasonable fees and expenses of counsel for the Indemnified Party), provided that the Indemnitors shall not, in connection with any one such action or separate but substantially similar related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate law firm (in addition to any local counsel) for all such Indemnified Parties.

12.3	If any legal proceedings shall be instituted against any of the Indemnitors or if any regulatory authority or stock exchange shall carry out an investigation of any of the Indemnitors and, in either case, any Indemnified Party is required to testify, or respond to procedures designed to discover information, in connection with or by reason of the services performed by the Underwriters hereunder, then the Indemnified Parties may employ their own legal counsel and the Indemnitors shall pay and reimburse the Indemnified Parties for the reasonable fees, charges and disbursements (on a full indemnity basis) of such legal counsel, the other expenses reasonably incurred by the Indemnified Parties in connection with such proceedings or investigation and a fee at the normal per diem rate for any director, officer or employee of the Underwriters involved in the preparation for or attendance at such proceedings or investigation.

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12.4	With respect to any of their respective related Indemnified Parties who are not parties to this Agreement, the Underwriters shall obtain and hold the rights and benefits of this section 12 and section 13 in trust for and on behalf of such Indemnified Parties and the Underwriters agree to accept such trust and to hold the benefit of and enforce performance of such covenants on behalf of such persons.

12.5	The rights of indemnity contained in this section 12 in respect of a Claim based on a misrepresentation or omission or alleged misrepresentation or omission in the Canadian Preliminary Prospectus, the Canadian Prospectus or the Registration Statement shall not apply if the Trust has delivered Supplementary Material in full compliance with section 3 and the person asserting such Claim was not provided with a copy of the Supplementary Material (if required under the applicable Securities Laws to have been so delivered to such person by the Underwriters) which corrects such misrepresentation or omission or alleged misrepresentation or omission, if such claim would have no basis had such delivery been made.

12.6	The rights and remedies of the Underwriters set forth in sections 12, 13 and 17 are to the fullest extent possible in law cumulative and not alternative and the election by any Underwriter to exercise any such right or remedy shall not be, and shall not be deemed to be, a waiver of any of the other of such rights and remedies.

13.	Contribution.

13.1	In order to provide for just and equitable contribution in circumstances in which the indemnities provided in section 12 would otherwise be available in accordance with its terms but are, for any reason, held to be unavailable to or unenforceable by the Underwriters or enforceable otherwise than in accordance with its terms, the Indemnitors shall contribute to the aggregate of all liabilities, claims, losses (other than loss of profits), costs (including without limitation legal fees and disbursements on a solicitor and his own client basis), fines, penalties, damages or expenses of the nature contemplated in section 12 and suffered or incurred by the Indemnified Parties (a) in such proportions so that the Indemnified Parties are responsible for the proportion represented by the percentage that the Underwriters’ Commission bears to the Purchase Price and Option Purchase Price (if paid), in aggregate, and the Indemnitors are responsible for the balance, whether or not they have been sued together or sued separately, or (b) if the allocation provided by the foregoing clause is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing clause but also the relative fault of the Indemnitors on the one hand and the Indemnified Parties on the other in connection with the statements, omissions or other matters which resulted in such losses, claims, damages, fines, penalties, liabilities or expenses of any nature whatsoever as well as any other relevant equitable considerations. The parties’ relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact relates to information supplied by the Indemnitors on the one hand or the Underwriters on the other and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent any such untrue statement or omission.

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13.2	The rights to contribution provided in this section 13 shall be in addition to and not in derogation of any other right to contribution which the Underwriters and the other Indemnified Parties may have by statute or otherwise at law, and shall remain operative and in full force and effect regardless of:

(a)	any investigation made by or on behalf of any Underwriter or any other Indemnified Party;

(b)	acceptance of any Offered Units and payment thereof; or

(c)	any termination of this Agreement.

13.3	In the event that any Indemnitor may be held to be entitled to contribution from an Indemnified Party pursuant to section 13.1 or under the provisions of any statute or at law, the Indemnitors shall be limited to receiving contribution from such Indemnified Party in an aggregate amount not exceeding the lesser of:

(a)	the portion of the full amount of the loss or liability giving rise to such contribution for which the Indemnified Party is responsible, as determined in section 13.1; and

(b)	the amount of the compensation actually received by the Indemnified Party hereunder (being, in the case of an Underwriter, the portion of the Underwriters’ Commission actually received by such Underwriter) minus the aggregate of any amounts paid or payable by the Indemnified Party by way of contribution to any other person hereunder.

13.4	If an Indemnified Party has reason to believe that a claim for contribution may arise, it shall give the Manager notice thereof in writing as soon as reasonably possible, but failure to notify the Manager shall not relieve the Indemnitors or any of them of any obligation they may have to the Underwriters under this section 13 except to the extent, if any, that the failure materially prejudices the Indemnitors in respect of such claim.

13.5	Each Indemnitor hereby irrevocably waives its right, whether by statute, common law or otherwise, to recover contribution from any Indemnified Party with respect to any liability of the Trust, the Manager or the Corporation by reason of or arising from any misrepresentation contained in the Canadian Preliminary Prospectus, the Canadian Prospectus, the Registration Statement or any Supplementary Material, provided however that such waiver shall not apply in respect of liability caused or incurred by reason of or arising from any misrepresentation which is based upon or results from Underwriters’ Information contained in such document.

14.	Expenses.

14.1	Whether or not the public offering of the Offered Units is completed, the Trust will be responsible, subject to section 14.2, for all of the costs in connection with the proposed public offering, including without limitation the fees and expenses of counsel to the Manager, the Corporation and the Trust (including fees and expenses incurred by such

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counsel in connection with discussions with and opinions to the Underwriters and their counsel as part of the Underwriters’ due diligence investigations), auditors, transfer agents and outside consultants, filing fees, the costs of preparing and printing the Canadian Preliminary Prospectus, the Canadian Prospectus, the U.S. Preliminary Prospectus, and U.S. Prospectus and the Registration Statement and any confidential information memorandum, the costs and expenses of qualifying the Canadian Preliminary Prospectus, the Canadian Prospectus, the U.S. Preliminary Prospectus, and U.S. Prospectus and the Registration Statement in each of the Qualifying Provinces, the SEC filing fee for the Registration Statement, the filing fees and expenses (including legal fees and disbursements) incident to any required review by the NASD of the terms of the sale of the Offered Units, translation, the fees of the New York Stock Exchange, all costs associated with marketing materials, marketing presentations and information meetings, out-of-pocket costs related to travel and accommodations for the Manager’s executives attending such presentations and meetings and the cost of preparing record books for all of the parties to this Agreement and their respective counsel (collectively, the “Trust’s Expenses”).

14.2	If the public offering of the Offered Units is not completed due to any reason whatsoever, including, without limitation, the inability or unwillingness of the Trust or due to any of the Underwriters exercising the termination rights set forth herein, the Trust shall be responsible for the reasonable fees and expenses of counsel to the Underwriters (on a solicitor and his own client basis) and the out-of-pocket expenses incurred by the Underwriters, including their expenses related to due diligence investigations (including the fees and expenses of any experts retained by the Underwriters in connection therewith), information meetings and travel (collectively, the “Underwriters’ Expenses”); provided that the Trust shall not be responsible for any portion of the Underwriter’s Expenses in respect of an Underwriter that is in default of its obligations under this Agreement.

14.3	If the public offering of the Offered Units is completed, the Underwriters shall be responsible for the Underwriters’ Expenses and the Underwriters shall reimburse the Trust for the Trust’s Expenses in an amount not to exceed $285,714.

14.4	If the Underwriters are entitled to reimbursement for Underwriters’ Expenses hereunder, the Manager, the Corporation and the Trust shall reimburse the Underwriters upon presentation of reasonable evidence of such expenses; the Underwriters shall present reasonable evidence of the Underwriters’ Expenses to the Trust as soon as is practicable following the termination of the public offering and the Manager, the Corporation and the Trust shall reimburse the Lead Underwriter, on behalf of the Underwriters, therefor, in accordance with section 14.2, within 30 days of receipt of reasonable evidence of the Underwriters’ Expenses. If the Trust is entitled to reimbursement for Trust’s Expenses hereunder, the Underwriters shall reimburse the Trust upon presentation of reasonable evidence of such expenses; the Trust shall present reasonable evidence of the Trust’s Expenses to the Underwriters as soon as is practicable following the termination of the public offering and the Underwriters shall reimburse the Trust therefor, in accordance

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with section 14.3, within 30 days of receipt of reasonable evidence of the Trust’s Expenses.

15.	Covenants of the Underwriters.

15.1	The Underwriters shall:

(a)	give prompt notice to the Trust when, in the opinion of the Underwriters, the Distribution has ceased;

(b)	as soon as practicable and, in any event, within 30 days of the completion of the Distribution, provide to the Trust a breakdown of the number of Offered Units sold in each of the Qualifying Provinces where such information is required for the purpose of calculating filing fees payable; and

(c)	notify promptly (and in any event within 90 days of the date of this Agreement) each Qualifying Authority, where required, of the number of Offered Units sold in the relevant Qualifying Province.

16.	Nature and Survival of Representations, Warranties, Covenants and Indemnity.

16.1	All representations, warranties, covenants, obligations and agreements of each of the Trust, the Manager and the Corporation herein contained or contained in documents submitted or delivered pursuant to this Agreement shall survive the purchase by the Underwriters of the Offered Units and shall continue in full force and effect unaffected by any subsequent disposition by the Underwriters of the Offered Units or any of them and regardless of any examination or investigation which the Underwriters may carry out or which may be carried out on their behalf.

17.	Termination Rights.

17.1	The obligation of the Underwriters to purchase the Offered Units shall be subject to the accuracy as of the Closing Time of the representations and warranties of each of the Trust, the Manager and the Corporation contained herein or in any certificate or document delivered pursuant to or contemplated by this Agreement and the due fulfilment and compliance by each of the Trust, the Manager and the Corporation of and with its covenants herein contained.

17.2	All representations, warranties, terms and conditions of this Agreement, other than those which expressly provide for an obligation of the Underwriters, shall be construed as conditions inserted for the benefit of the Underwriters. Any breach of, default under or non-compliance with any such representation, warranty, term or condition by the Trust, the Manager or the Corporation, as applicable, shall entitle any of the Underwriters, without limitation of any other remedies of the Underwriters, to terminate each such Underwriter’s obligation to purchase the Offered Units by giving written notice to that effect to the Trust and the Manager at or prior to the Closing Time. The Underwriters may waive, in whole or in part, or extend the time for compliance with, any such representation, warranty, term or condition without prejudice to the rights of the

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Underwriters in respect of any other such representation, warranty, term or condition or any other or subsequent breach, default or non-compliance with that or any other representation, warranty, term or condition, provided that to be binding on the Underwriters any such waiver or extension must be in writing. No act of the Underwriters in offering the Offered Units or in preparing or joining in the execution of the Canadian Preliminary Prospectus, the Canadian Prospectus and the Registration Statement or any Supplementary Material shall constitute a waiver of, or create an estoppel against, the Underwriters.

17.3	In addition to any other remedies which may be available to the Underwriters, any Underwriter shall be entitled, at the Underwriter’s option, to terminate and cancel, without any liability on the Underwriter’s part, the Underwriter’s obligations under this Agreement if, during the period from the date of this Agreement to the Closing Time:

(a)	any order to cease or suspend trading in any securities of the Trust, the Manager or the Corporation, or prohibiting or restricting the Distribution of the Offered Units, is made, or any proceeding is announced or commenced for the making of any such order, by any securities regulatory authority, any stock exchange or by any other competent authority, and has not been rescinded, revoked or withdrawn; or

(b)	any inquiry, action, suit, investigation or other proceeding (whether formal or informal) is commenced, threatened or announced or any order or ruling is issued under or pursuant to any statute of Canada or any of the Qualifying Provinces, or of the United States or any state thereof or by any official of any stock exchange or by any other regulatory authority having jurisdiction over a material portion of the business and affairs of the Trust (on a consolidated basis), or otherwise, which in the opinion of the Underwriters may prevent or operate to prevent or restrict the Distribution of, or trading in, the Trust Units or the trading in any other securities of the Trust; or

(c)	the Tax Opinions are revoked or materially modified by counsel or there is any change of law or the interpretation or administration thereof that renders the Tax Opinions inapplicable, which in the opinion of the Underwriters may prevent or operate to prevent or restrict the Distribution of, or trading in, the Offered Units or trading in any other securities of the Trust; or

(d)	there should develop, occur or come into effect or existence any event, action, or occurrence of national (whether in Canada or the United States) or international consequence, any governmental law or regulation, state, condition or major financial occurrence which, in the Underwriters’ reasonable opinion, seriously adversely affects, or may seriously adversely affect, the financial markets or the business, operations or affairs of the Trust or the Corporation taken as a whole or the ability of the Manager to manage the affairs of the Trust and the Corporation; or

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(e)	there shall occur any event, change or development, including a prospective event or change or a Development, financial or otherwise, in the business, financial condition, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Trust, the Manager or the Corporation which, in the Underwriters’ opinion, would reasonably be expected to have a significant adverse effect on the market price, value or marketability of the Trust Units; or

(f)	the Underwriters shall become aware as a result of their due diligence review or otherwise of any material adverse change with respect to the Trust, the Corporation or the Manager which existed prior to the date hereof and had not been publicly disclosed prior to the date hereof;

by giving the Trust written notice to that effect at or prior to the Closing Time.

17.4	If any Underwriter shall elect to terminate its obligation to purchase the Offered Units as aforesaid, whether the reason for such termination is within or beyond the control of the Trust, the Manager or the Corporation, the liability of the Trust, the Manager and the Corporation hereunder with respect to such Underwriter shall be limited to the indemnity referred to in section 12, the contribution rights referred to in section 13 and the payment of expenses referred to in section 14.

17.5	The rights of termination contained in this section 17 may be exercised by any Underwriter acting alone and are in addition to any other rights or remedies the Underwriters or any of them may have in respect of any of the matters contemplated by this Agreement or otherwise. Any such termination shall not discharge or otherwise affect any obligation or liability of the Trust, the Manager or the Corporation provided herein or prejudice any other rights or remedies any party may have as a result of any breach, default or non-compliance by any other party. A notice of termination given by an Underwriter under this section 17 shall not be binding upon any other Underwriter. In the event that any one or more but not all of the Underwriters shall exercise its rights of termination herein, then the provisions of sections 19.2 and 19.3 shall apply.

17.6	The execution of any Supplementary Material (including without limitation an amendment to the Canadian Preliminary Prospectus or the Canadian Prospectus) in respect of any material change and the continued offering of the Offered Units, as the case may be, thereafter by the Underwriters shall not constitute a waiver of the Underwriters’ rights under this section 17.

18.	Notification.

18.1	The Trust shall promptly advise the Lead Underwriter of any request made at any time prior to the end of the Distribution of the Offered Units by any Qualifying Authority, the SEC or the Exchanges for any Supplementary Material or for any additional information, of the issuance by any such Qualifying Authority, the SEC or the Exchanges of any cease trading or stop order relating to the Offered Units or any other securities of the Trust or order preventing or suspending the use of the Canadian Prospectus or the Registration Statement relating to the Offered Units or the qualification of the Offered Units for

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offering or sale in any jurisdiction, or of the institution or to its knowledge threat of institution of any proceedings for that purpose or of the receipt by the Trust of any written communication from any such Qualifying Authority, the SEC or the Exchanges relating to the Canadian Prospectus, the Registration Statement, any Supplementary Material or the offering contemplated by this Agreement or the offering contemplated by the U.S. Underwriting Agreement. Each of the Trust, the Manager and the Corporation shall use all commercially reasonable efforts to prevent the issuance of any such cease trading or stop order or other order and, if issued, to obtain the withdrawal or lifting thereof as soon as possible.

18.2	During the period commencing on the date hereof and ending upon the completion of the Distribution of the Offered Units, the Trust shall provide to the Underwriters on a timely basis, for review by the Underwriters and their counsel prior to filing, any proposed document, including without limitation any Supplementary Material, including without limitation any annual information form, material change report or information circular, which may be required to be filed by any Qualifying Authority, the SEC or the Exchanges.

19.	Obligations of the Underwriters.

19.1	The obligations of the Underwriters to purchase at the Closing Time shall be several and not joint in that each Underwriter shall be obligated to purchase only the percentage of the Firm Units respectively set out opposite its name below:

RBC Dominion Securities Inc.	27.0%

BMO Nesbitt Burns Inc.	17.0%

CIBC World Markets Inc.	15.0%

TD Securities Inc.	8.0%

National Bank Financial Inc.	6.0%

Scotia Capital Inc.	6.0%

UBS Bunting Warburg Inc.	6.0%

HSBC Securities (Canada) Inc.	4.0%

Canaccord Capital Corporation	3.5%

Raymond James Ltd.	3.5%

Dundee Securities Corporation	3.0%

FirstEnergy Capital Corp.	1.0%

Total	100%

19.2	If at the Closing Time any one or more of the Underwriters fail or refuse to purchase its respective percentage of the Firm Units and the percentage of the total number of Firm Units which one or more of the Underwriters has failed or refused to purchase does not exceed 7.5% of the total number of Firm Units (which before the Over-Allotment Option, represents $10,500,000 of the Purchase Price) which the Underwriters have agreed to purchase, the remaining Underwriters shall be obligated severally to purchase such Firm Units which the defaulting Underwriter or Underwriters have failed to purchase, in the

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proportion that the percentage set forth opposite the name of each of the remaining Underwriters bears to the aggregate of such percentages. If the Firm Units which one or more Underwriters have failed or refused to purchase exceed 7.5% of such total number, the other Underwriters shall have the right, but not the obligation, to purchase severally, on a pro rata basis as between themselves or in such other proportions as they may agree upon, all, but not less than all, of the Firm Units which would otherwise have been purchased by the Underwriters which fail to purchase. In any such case, either a non-defaulting Underwriter or the Trust shall have the right to postpone the Closing Time for such period, not exceeding five Business Days, in order that the required changes, if any, in the Canadian Preliminary Prospectus, the Canadian Prospectus and the Registration Statement or in any other documents or arrangements may be effected. If any non-defaulting Underwriter elects not to exercise such right and no other non-defaulting Underwriter elects to exercise such right so as to assume the entire obligations of the defaulting Underwriters and arrangements satisfactory to the Lead Underwriter (on behalf of the Underwriters) and the Trust for the purchase of such Firm Units are not made within 48 hours after such default, then (i) each non-defaulting Underwriter shall be entitled, by notice to the Trust, to terminate, without liability (except under section 13, if applicable), its obligation to purchase its original percentage of the Firm Units and (ii) the Trust shall have the right to terminate its obligations hereunder without liability on its part except under sections 12, 13 (if applicable) and 14 hereof in respect of non-defaulting Underwriters. Any action taken under this section 19.2 shall not relieve any defaulting Underwriter from liability in respect of any default by such Underwriter under this Agreement.

19.3	Nothing in this Agreement shall obligate the Trust to sell to one or any of the Underwriters less than all of the Firm Units or shall relieve any Underwriter in default from liability to the Trust, the Manager or the Corporation or to any non-defaulting Underwriter in respect of its default hereunder. In the event of a termination by the Trust, the Manager or the Corporation of their obligations under this Agreement, there shall be no further liability on the part of the Trust, the Manager or the Corporation to the Underwriters except in respect of any liability which may have arisen or may thereafter arise under sections 12, 13 and 14.

20.	Notices.

20.1	Any notice or other communication required or permitted to be given hereunder shall be delivered in the case of the Trust, the Manager or the Corporation to the Manager at Suite 700, 112 Fourth Avenue SW, Calgary, Alberta, T2P 2R9, fax number (403) 265-6251; in the case of the Underwriters, to RBC Dominion Securities Inc., 11th Floor, 888 — 3rd Street S.W., Calgary, Alberta, T2P 5C5, fax number (403) 299-6900, and, in the case of notice to any one Underwriter, at such address as may be provided by the Underwriter from time to time upon request by any of the other parties. The Trust, the Manager and the Corporation, the Underwriters and each of them may change their respective addresses for notices by notice given in the manner aforesaid. Any such notice or other communication shall be in writing, and unless delivered to a responsible officer of the addressee, shall be given by courier service or by facsimile transmission, and shall be deemed to have been received, if given by facsimile transmission, on the day of sending

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(if such day is a Business Day and, if not, on the next Business Day following the sending thereof) and, if given by courier service, on the next Business Day following the sending thereof.

21.	Lead Underwriter.

21.1	The Trust, the Manager and the Corporation shall be entitled to and shall act on any notice or other communication given by or on behalf of the Underwriters by the Lead Underwriter which shall represent the Underwriters and which have the authority to bind the Underwriters except in respect of (i) a notice of termination given pursuant to section 17, which notice may be given by any Underwriter, (ii) a notice of termination given pursuant to section 19.2, which notice may be given by any non-defaulting Underwriter, or (iii) an agreement of settlement given under section 12 or 13 which may be given only by the Underwriter affected thereby. The Lead Underwriter shall consult fully with the other Underwriters with respect to any such notice or other communication. Acceptance of this offer by the Trust, the Manager and the Corporation shall constitute their respective authority for accepting notification of any such matters from, and for delivering the definitive certificate representing any of the Offered Units, to or to the order of RBC Dominion Securities Inc.

22.	Successors.

22.1	This Agreement has been and is made solely for the benefit of the Underwriters, the Trust, the Corporation and the Manager and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Offered Units from any Underwriter shall be deemed a successor or assign merely because of such purchase.

23.	Information Provided by Underwriters.
23.1	The Trust and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Trust for inclusion in the Registration Statement, the U.S. Prospectus or the Canadian Prospectus consists of the information set forth in the 1st (other than the first sentence), 8th, 11th, 12th, 16th, 18th, 20th (other than the first two sentences and the first clause of the third sentence) and 21st paragraphs under the caption “Underwriting” in the U.S. Prospectus and the Canadian Prospectus.

24.	Agent for Service; Submission to Jurisdiction.

24.1	By the execution and delivery of this Agreement, each of the Trust, the Corporation and the Manager (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed CT Corporation System, 1633 Broadway, New York, New York 10019 (or any successor) (together with any successor, the “Agent for Service”), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement or the Offered Units that may be instituted in any federal or state court in the State of New York, or brought under federal or state securities laws, and acknowledges that the Agent for Service has accepted such designation, (ii)

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submits to the exclusive jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon the Agent for Service and written notice of said service to such of the Trust, the Corporation and the Manager (mailed or delivered to the Manager at its principal office in Calgary, Alberta, Canada), shall be deemed in every respect effective service of process upon such of the Trust, the Corporation and the Manager as is applicable in any such suit or proceeding. Each of the Trust, the Corporation and the Manager further agree to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent for Service in full force and effect for a period of six years from the date of this Agreement.

24.2	If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligations of each Energy Company and the Manager in respect of any sum due from it to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, each of the Trust, the Corporation and the Manager agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Trust, the Corporation or the Manager paying such amount (but without duplication) an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

24.3	To the extent that any of the Trust, the Corporation or the Manager has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

25.	Further Offerings and Lock-up.

25.1	The Trust shall not, without the prior written consent of the Lead Underwriter, on behalf of the Underwriters after discussion therewith, which consent shall not be unreasonably withheld, (i) offer, issue, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise lend, transfer or dispose of, directly or indirectly, any Trust Units or other securities of the Trust or securities convertible into or exchangeable for Trust Units or other securities of the Trust (other than for purposes of the Trust’s option,

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incentive, distribution reinvestment or similar plans in existence on the date hereof and described in the Canadian Prospectus or documents incorporated by reference therein; and securities issued in connection with an arms’ length acquisition, merger, consolidation or amalgamation with any company or companies or the exchange of Royalty Units outstanding on the date hereof for Trust Units), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Trust Units, whether any such transaction described in clause (i) or (ii) above is settled by delivery of Trust Units or other securities of the Trust, in cash or otherwise, in each case prior to 90 days after the Closing Date.

25.2	The Manager agrees that it will not directly or indirectly, offer, sell, pledge or otherwise dispose of any Trust Units or any securities convertible into or exchangeable or exercisable for Trust Units or enter into any swap or other derivative transaction with similar effect as a sale of Trust Units, for a period of 90 days after the Closing Date without the prior written consent of the Lead Underwriter.

26.	Miscellaneous.

26.1	If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect. The invalidity or unenforceability of any provision in any particular jurisdiction shall not affect its validity or enforceability in any other jurisdiction where it is valid or enforceable.

26.2	This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein. Each of the parties irrevocably attorns to the jurisdiction of the courts of the Province of Alberta with respect to all matters arising out of this Agreement and the transactions contemplated herein.

26.3	Time shall be of the essence hereof.

26.4	Unless otherwise indicated, all references herein to currency, including dollars, shall be to the lawful money of Canada.

26.5	In exercising rights or making decisions under the agreement, all parties shall act in a commercially reasonable manner consistent with practice in the Canadian securities industry.

26.6	This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts, taken together, shall constitute one and the same instrument. A signed counterpart of this Agreement provided by way of facsimile transmission shall be as binding upon the parties as an originally signed counterpart.

26.7	The parties hereto acknowledge that the obligations of the Trust hereunder shall not be personally binding upon the Trustee, as trustee of the Trust, or any of the Unitholders of the Trust and that any recourse against the Trust, the Trustee or any Unitholder in any manner in respect of any indebtedness, obligation or liability of the Trust arising hereunder or arising in connection herewith or from the matters to which this Agreement relates, if any, including without limitation claims based on negligence or otherwise tortious behaviour, shall be limited to, and satisfied only out of, the Trust Funds (as such term is defined in the Trust Indenture).

Pengrowth Energy Trust Canadian Underwriting Agreement	Page 61 of 62

26.8	The terms and conditions of this Agreement supersede any previous verbal or written agreement between the Underwriters and any one or more of the Trust, the Corporation and the Manager with respect to the subject matter hereof.

If this letter accurately reflects the terms of the Agreement which we are to enter into and if such terms are agreed to by each of the Trust, the Manager and the Corporation, please signify acceptance by executing 12 copies of this letter where indicated below and returning them to RBC Dominion Securities Inc.

RBC DOMINION SECURITIES INC.		BMO NESBITT BURNS INC.

By:	(signed)	By:	(signed)

	Brian K. Petersen		Shane C. Fildes

CIBC WORLD MARKETS INC.		TD SECURITIES INC.

By:	(signed)	By:	(signed)

	Brenda A. Mason		Drew E. MacIntyre

NATIONAL BANK FINANCIAL INC.		SCOTIA CAPITAL INC.

By:	(signed)	By:	(signed)

	L. Trevor Anderson		Eric McFadden

UBS BUNTING WARBURG INC.		HSBC SECURITIES (CANADA) INC.

By:	(signed)	By:	(signed)

	Steven A. Latimer		Rod A. McIsaac

CANACCORD CAPITAL CORPORATION		RAYMOND JAMES LTD.

By:	(signed)	By:	(signed)

	Stephen J. Mullie		Naveen Dargan

DUNDEE SECURITIES CORPORATION		FIRSTENERGY CAPITAL CORP.

By:	(signed)	By:	(signed)

	David G. Anderson		John S. Chambers

Pengrowth Energy Trust Canadian Underwriting Agreement	Page 62 of 62

The foregoing agreement is hereby accepted and agreed to as of the date first above written.

PENGROWTH CORPORATION		PENGROWTH ENERGY TRUST, by its Administrator, Pengrowth Corporation

By:	(signed)	By:	(signed)

	James S. Kinnear		James S. Kinnear

PENGROWTH MANAGEMENT LIMITED

By:	(signed)

James S. Kinnear